AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2002

                        REGISTRATION NO. ________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            LAPIS TECHNOLOGIES, INC.

                (Name of small business issuer in it its charter)

            Delaware                             3629                        27-0016420
   (State  or  jurisdiction  of      (Primary  Standard  Industrial       (I.R.S. Employer
   incorporation  or  organization)     Classification  Code  Number)       Identification  No.)


                          19 W. 34th Street, Suite 1008
                               New York, NY, 10001
                                 (212) 937-3580
          (Address and telephone number of principal executive offices and principal place of business)

                                   Harry Mund
                            Lapis Technologies, Inc.
                          19 W. 34th Street, Suite 1008
                               New York, NY, 10001
                                 (212) 937-3580
            (Name, address and telephone number of agent for service)

                                 With copies to:
                            Adam S. Gottbetter, Esq.
                           Salvatore A. Fichera, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                          New York, New York 10017-6705
                                 (212) 983-6900

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE


                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------
 Tile of Each     Amount     Proposed      Proposed     Amount of
   Class of         to       Maximum       Maximum     Registration
 Securities to      be       Offering      Aggregate       fee
 be Registered  Registered   Price per     Offering
                            Security(1)    Price(1)
-------------------------------------------------------------------
 Common Stock   733,000      $0.15         $109,950.00    $10.12
  $.001 Par
  Value
-------------------------------------------------------------------
 TOTAL          733,000      $0.15         $109,950.00    $10.12
-------------------------------------------------------------------

_______________________
(1)  Estimated  solely  for  purposes  of  calculating  the  registration  fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




PROSPECTUS

                  SUBJECT TO COMPLETION DATED ___________, 2002

                            LAPIS TECHNOLOGIES, INC.

                         733,000 Shares of Common Stock

This prospectus relates to the sale of up to 733,000 shares of our common stock by our shareholders who are hereinafter referred to as Selling Stockholders.

This is the initial registration of any of our shares, and no public market presently exists. We intend to have a market maker apply to have our shares quoted on the Over the Counter ("OTC") Bulletin Board. The Selling Stockholders will sell the shares from time to time at $.15 per share. If our shares become quoted on the OTC Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices. See "Plan of Distribution" beginning on page 37.

We will not receive any proceeds from any sales made by the Selling Stockholders but will pay the expenses of this offering.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN RISK FACTORS BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The  date  of  this  Prospectus  is  ____________,  2002


                                TABLE OF CONTENTS



PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . .   4
     Our Business  . . . . . . . . . . . . . . . . . . . . . .   4
SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . .   5
WHERE YOU CAN GET MORE INFORMATION . . . . . . . . . . . . . .   6
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Risks Related To Our Business . . . . . . . . . . . . . .   6
     Risks Related To This Offering  . . . . . . . . . . . . .  11
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS . . . . .  12
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .  13
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS. .  13
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . .  13
DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . .  14
DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . .  14
     General . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Our Subsidiary  . . . . . . . . . . . . . . . . . . . . .  15
     Electronics Division  . . . . . . . . . . . . . . . . . .  15
     Systems Division  . . . . . . . . . . . . . . . . . . . .  16
     New Products  . . . . . . . . . . . . . . . . . . . . . .  16
     Marketing Strategies  . . . . . . . . . . . . . . . . . .  17
     Market Conditions . . . . . . . . . . . . . . . . . . . .  17
     Customers . . . . . . . . . . . . . . . . . . . . . . . .  18
     Backlog . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Competition . . . . . . . . . . . . . . . . . . . . . . .  20
     Supplies and Suppliers  . . . . . . . . . . . . . . . . .  20
     Employees . . . . . . . . . . . . . . . . . . . . . . . .  21
     Research and Development Expenditures . . . . . . . . . .  21
     Seasonal Aspects  . . . . . . . . . . . . . . . . . . . .  21
     Patents and Trademarks  . . . . . . . . . . . . . . . . .  21
     Government Regulation . . . . . . . . . . . . . . . . . .  21
PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . .  22
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . .  22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . .  22
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Directors and Executive Officers  . . . . . . . . . . . .  25
     Significant Employees . . . . . . . . . . . . . . . . . .  26
     Executive Compensation  . . . . . . . . . . . . . . . . .  26
     2002 Stock Option Plan  . . . . . . . . . . . . . . . . .  27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . .  28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  28
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .  29
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .  33
     General . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Common Stock  . . . . . . . . . . . . . . . . . . . . . .  34
     Preferred Stock   . . . . . . . . . . . . . . . . . . . .  34
     Penny Stock Rules . . . . . . . . . . . . . . . . . . . .  34
     Delaware Anti-Takeover Law  . . . . . . . . . . . . . . .  35
TRANSFER AGENT . . . . . . . . . . . . . . . . . . . . . . . .  36


                                                                     PAGE 2

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .  36
SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . .  37
COMMISSION POSITION ON INDEMNIFICATION . . . . . . . . . . . .  38
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .  40
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . .  40
INDEX TO FINANCIAL STATEMENT . . . . . . . . . . . . . . . . .  41

                              PROSPECTUS SUMMARY

     This summary highlights important information about our business and about this offering. Since it is a summary, it does not contain all the information you should consider before purchasing our common stock. In this prospectus, unless the context requires otherwise, "we" and "us" refer to Lapis
Technologies, Inc. ("Lapis") and its wholly owned subsidiary, Enertec Electronics Limited.

OUR  BUSINESS

     We were formed in Delaware on January 31, 2002. We will conduct operations in Israel through our wholly owned subsidiary, Enertec Electronics Limited, an Israeli corporation formed on December 31, 1991. Our business is to manufacture and distribute electronic components and products relating to power supplies, converters and related power conversion products, automatic test equipment
(ATE),  simulators  and  various  military  and  airborne  systems.

     We maintain two divisions, the Systems Division, which designs, develops and manufactures test systems for electronics manufacturers per their specifications, and the Electronics Division, which markets and distributes the systems manufactured by us, as well as systems, power supplies and other electronic components made by other manufacturers we represent. Our executive offices are located at 19 W. 34th Street, Suite 1008, New York, NY, 10001,
Telephone:  (212)  937-3580.  See  "Description  of  Business."

     Before and after this offering our management will own a majority of our outstanding shares. Consequently, our management will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our Shareholders is required. See "RISK FACTORS - Management Will Continue To Control Us After The Offering. Their Interests May Be Different From And Conflict With Yours."



The Offering


Common Stock Offered By The Selling
  Stockholders                          The Selling Stockholders are offering up
                                        to 733,000 shares of our common stock.
                                        The Selling Stockholders may offer their
                                        shares directly to investors or, if a
                                        public market develops for our common
                                        stock, they may sell their shares
                                        through brokers.

Risk Factors                            The shares offered hereby involve a high
                                        degree of risk. You should carefully
                                        review the entire prospectus and
                                        particularly, the section entitled Risk
                                        Factors beginning on page 6.

Use of Proceeds                         We will not receive any of the proceeds
                                        from the sale of the shares offered by
                                        the Selling Stockholders.

                       SELECTED HISTORICAL FINANCIAL DATA
            ($ in Thousands, except share and per share information)

     The following table sets forth selected financial information regarding Lapis for the years ended December 31, 2001 and 2000 (audited) and the six months ended June 30, 2002 and 2001 (unaudited). All of this information was derived from our financial statements appearing elsewhere in this prospectus. However, only the financial information through December 31, 2001 is audited; the financial information for the period ended June 30, 2002 is unaudited. In the opinion of management, the financial information for the period ended June 30, 2002 contains all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period. You should read this selected financial information in conjunction with our management's discussion and analysis, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

                                                                               Six-Month Periods
                                                                               -----------------
                                                    Years Ended December 31,     Ended June 30,
                                                    ------------------------     --------------
                                                            (audited)             (unaudited)
                                                            ---------             -----------
Consolidated Statements of
Income Data                                            2001            2000       2002    2001
                                                  ---------------  ------------  ------  ------
Net Sales. . . . . . . . . . . . . . . . . . . .  $         4,254  $      5,813  $2,302  $2,636
Cost of goods sold . . . . . . . . . . . . . . .            3,124         3,975   1,233   1,626
                                                  ---------------  ------------  ------  ------

 Gross profit. . . . . . . . . . . . . . . . . .            1,130         1,838   1,069   1,010


Selling, general and administrative expenses.                 962           930     504     773
                                                  ---------------  ------------  ------  ------

 Operating income. . . . . . . . . . . . . . . .              168           908     565     237
                                                  ---------------  ------------  ------  ------

Net Income . . . . . . . . . . . . . . . . . . .  $            10  $        505  $  293  $  188
                                                  ===============  ============  ======  ======

Earnings per share (basic and diluted) . . . . .                *  $       0.11  $ 0.06  $ 0.04
                                                  ===============  ============  ======  ======

                                                    Year Ended        Six-Months Ended
                                                  December 31, 2001    June 30, 2002
                                                  ---------------      ------------
Consolidated Balance Sheet Data: . . . . . . . .     (audited)         (unaudited)
                                                  ---------------      ------------

Total Current assets . . . . . . . . . . . . . .  $         3,119      $      3,467
                                                  ===============      ============

Total other assets . . . . . . . . . . . . . . .  $           286      $        169
                                                  ===============      ============

Total assets . . . . . . . . . . . . . . . . . .  $         3,405      $      3,636
                                                  ===============      ============

Notes payable. . . . . . . . . . . . . . . . . .  $         1,580      $      1,728
                                                  ===============      ============

Total current liabilities. . . . . . . . . . . .  $         2,760      $      2,352
                                                  ===============      ============

Total stockholders' equity . . . . . . . . . . .  $           396      $        346
                                                  ===============      ============

Total liabilities and stockholder's equity . . .  $         3,405      $      3,636
                                                  ===============      ============

         * Per share amount is less than $.01.

                       WHERE YOU CAN GET MORE INFORMATION

     At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

     Lapis  Technologies,  Inc.,  19  W.  34th Street, Suite 1008, New York, NY,
10001,  Telephone:  (212)  937-3580,  Fax:  (775)  263-9236.

     Our fiscal year ends on December 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, or other information with the SEC as required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                                  RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE YOU PURCHASE ANY SHARES OF OUR COMMON STOCK. THESE RISKS AND UNCERTAINTIES ARE NOT THE ONLY ONES WE FACE. UNKNOWN ADDITIONAL RISKS AND UNCERTAINTIES, OR ONES THAT WE CURRENTLY CONSIDER IMMATERIAL, MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

     IF  ANY OF THESE  RISKS OR  UNCERTAINTIES  ACTUALLY  OCCUR,  OUR  BUSINESS,
FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THIS EVENT YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

NO ASSURANCE OF TECHNOLOGICAL SUCCESS

     Our ability to achieve commercial acceptance of our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share we will continually be required to make advances in technology. Our research and development efforts may not result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We may encounter unanticipated technological obstacles which either may delay or prevent us from completing the development of our products and processes.

     Additionally, in certain cases, we will be dependent upon technological advances which must be made by third parties. Such third parties may encounter technological obstacles which either may delay or prevent us from completing the development of our future products. Such obstacles could have a material adverse effect on us.

MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN US. IN ORDER TO COMPETE SUCCESSFULLY, WE MUST KEEP PACE WITH OUR COMPETITORS IN ANTICIPATING AND
RESPONDING TO RAPID CHANGES INVOLVING THE ELECTRONIC COMPONENTS AND TELECOMMUNICATIONS INDUSTRIES.

     Our future success will depend upon our ability to enhance our current products and services and to develop and introduce new products and services that keep pace with technological developments, respond to the growth in the electronic components markets in which we compete, encompass evolving customer requirements, provide a broad range of products and achieve market acceptance of our products. Many of our existing and potential competitors have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than we do. Our lack of resources relative to our competitors may cause us to fail to anticipate or respond adequately to technological developments and customer requirements or to experience significant delays in developing or introducing new products and services. These failures or delays could cause us to reduce our competitiveness, revenues, profit margins or market share.

OUR BUSINESS COULD SUFFER IF WE ARE UNABLE TO OBTAIN COMPONENTS OF OUR PRODUCTS FROM OUTSIDE SUPPLIERS.

     The major components of our products available to us are from multiple sources. If our existing suppliers are unable to meet our requirements, we could be required to obtain other suppliers whose terms may not be satisfactory to us. If we are unable to obtain other suppliers or receive satisfactory terms, we could be required to alter product designs to use alternative components. If alterations are not feasible, we could be required to eliminate products from our product line.

     Shortages of components could not only limit our product line and production capacity, but also could result in higher costs due to the components being in short supply or the need to use higher cost substitute components. Significant increases in the prices of components could have a material adverse effect on our results of operations because our products compete on price, and we may not be able to adjust product pricing to reflect increases in component costs. Also, an extended interruption in the supply of components or a reduction in their quality or reliability would have a material adverse effect by impairing our ability to deliver quality products to our customers in a timely fashion. Delays in deliveries due to shortages of components or other factors may result in cancellation by our customers of all or part of their orders.

IF WE FAIL TO SUPPORT OUR GROWTH IN OPERATIONS, PARTICULARLY BY ENHANCING OUR SALES AND MARKETING TEAM, OUR BUSINESS COULD SUFFER.

     We will need to expand significantly our sales and marketing team over the next several years to achieve our sales targets. We will face significant challenges and risks in building and managing our sales and marketing team, including managing geographically dispersed sales efforts and adequately training our sales people in the use and benefits of our products. To succeed in the implementation of our business strategy, our management team must rapidly execute our sales and marketing strategy, while continuing our research and development activities and managing anticipated growth by implementing effective planning. Our systems, procedures and controls may not be adequate to support our expected growth in operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE AND MAY BE UNABLE TO DO SO ON ACCEPTABLE TERMS. THIS COULD LIMIT OUR ABILITY TO GROW AND CARRY OUT OUR BUSINESS PLAN.

     Based on our current business plan, we anticipate that our existing cash balances and cash flow from our operations will be sufficient to permit us to conduct our operations and to carry out our contemplated business plans through the next three years. After that time, we are likely to require additional capital. Alternatively, we may need to raise additional funds sooner if our estimates of revenues or capital requirements change or are inaccurate. We may also need to raise additional funds sooner than expected to finance our expansion plans, develop new products, enhance our existing products or respond to competitive pressures. We cannot be certain that we will be able to obtain additional financing on commercially reasonable terms or at all, which could limit our ability to grow.

OUR FUTURE SUCCESS IS DEPENDENT ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES, AND OUR ABILITY TO ATTRACT AND RETAIN SKILLED PERSONNEL.

     Our future success depends, in significant part, on the continued service of Harry Mund, our President, and certain other key executive officers, managers, and sales and technical personnel, who possess extensive expertise in various aspects of the our business, including Miron Markovitz, Zvi Avni, Yaakov Olech, and Dr. Alexander Velichko. We may not be able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. It could also result in our failure to create and maintain relationships with strategic partners that are critical to our success. We do not presently maintain key-man life insurance policies on any of our officers.

     In addition, our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. Our business plan also relies heavily on attracting and retaining qualified technical employees so we can fully develop and enhance our technology. The markets for many of our experienced employees are extremely competitive. We may not be successful in our efforts to recruit and retain the personnel we will need, and our failure to do so could adversely affect our business. See "Management".

OUR INTERNATIONAL OPERATIONS WILL EXPOSE US TO THE RISK OF FLUCTUATIONS IN CURRENCY EXCHANGE RATES.

     We expect that sales to our customers will be denominated primarily in new Israeli shekels, as well as other currencies including the Euro, depending on the location of the customer. As a result, we expect that our receivables will be denominated in a mix of these currencies, while our payables will be denominated in a different mix of currencies. For example, 35% of our expenses for the year ended December 31, 2001 were denominated in new Israeli shekels. Our shekel denominated expenses consist principally of salaries and related personnel expenses. We anticipate that for the foreseeable future a portion of our expenses will continue to be denominated in shekels. As we expand our sales and marketing efforts in different regions, we also expect to incur increasing amounts of our expenses in the Euro, as well as other local currencies. If the value of a currency in which our receivables are denominated weakens against the value of a currency in which our expenses are denominated, there will be a negative impact on our profit margin for sales of our products.

FINANCIAL STATEMENTS OF OUR FOREIGN SUBSIDIARY ARE PREPARED USING THE RELEVANT FOREIGN CURRENCY THAT MUST BE CONVERTED INTO UNITED STATES DOLLARS FOR INCLUSION IN OUR CONSOLIDATED FINANCIAL STATEMENTS. AS A RESULT, EXCHANGE RATE FLUCTUATIONS MAY ADVERSELY IMPACT OUR REPORTED RESULTS OF OPERATIONS.

     We have established and acquired an international subsidiary that prepares its balance sheets in the relevant foreign currency. In order to be included in our consolidated financial statements, these balance sheets are converted, at the then current exchange rate, into United States dollars, and the statements of operations are converted using weighted average exchange rates for the applicable period. Accordingly, fluctuations of the foreign currencies relative to the United States dollar could have an effect on our consolidated financial statements. Our exposure to fluctuations in currency exchange rates has increased as a result of the growth of our international subsidiary. However, because historically the majority of our currency exposure has related to financial statement translation rather than to particular transactions, we do not intend to enter into, nor have we historically entered into, forward currency contracts or hedging arrangements in an effort to mitigate our currency exposure.

CONDITIONS IN ISRAEL AFFECT OUR OPERATIONS AND MAY LIMIT OUR ABILITY TO PRODUCE AND SELL OUR PRODUCT, WHICH COULD DECREASE OUR REVENUES.

     All of our operating and manufacturing facilities, as well as our executive offices and back-office functions, are located in the State of Israel. We are, therefore, directly affected by the political, economic and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been a significant increase in violence primarily in the West Bank and Gaza Strip and negotiations between Israel and Palestinian representatives have ceased. In addition, in February 2001, a new prime minister was elected in Israel and a new government was formed. Any future armed conflict, political instability or continued violence in the region would likely have a negative effect on our business condition and harm our results of operations. Furthermore, several countries still restrict trade with Israeli companies which may limit our ability to make sales in those countries. These restrictions may have an adverse impact on our operating results, financial condition or the expansion of our business. In addition, any major hostilities involving Israel, the United States or Europe, including military activities in defense of terrorist activities, could have a material adverse effect on our business and financial condition. Furthermore, any interruption or curtailment of trade between Israel and any other country in which we have strategic relationships could adversely affect such relationships.

OUR OPERATIONS COULD BE DISRUPTED AS A RESULT OF THE OBLIGATION OF KEY PERSONNEL IN ISRAEL TO PERFORM MILITARY SERVICE.

     Generally, all male adult citizens and permanent residents of Israel under the age of 54 are, unless exempt, obligated to perform up to 36 days of military reserve duty annually. Additionally, all Israeli residents of this age are subject to being called to active duty at any time under emergency circumstances. Many of our officers and employees are currently obligated to perform annual reserve duty. Our operations could be disrupted by the absence for a significant period of one or more of our officers or employees due to military service. Any disruption to our operations could materially adversely affect the development of our business and our financial condition.

INFLATION  AND  THE  ISRAELI  ECONOMY  MAY  SUBSTANTIALLY IMPACT OUR REVENUE AND
PROFIT.

     Historically Israel has suffered from high inflation and the devaluation of its currency, the New Israeli Shekel (NIS), as compared to the U.S. dollar. Future inflation or further devaluations of the NIS may have a negative impact on our revenues and profits. If inflation causes substantial price increases or if the NIS devalues, we will be required to expend more NIS to obtain the same product. In addition, the Israeli economy is currently in the midst of a recession, which further devalues the NIS as compared to the U.S. dollar, the Euro and other currencies. The longer this recession continues, the more substantially our business and profit will be negatively impacted. The Israeli economy may not improve. If it does improve, it may take an extended period of time to do so.

IT MAY BE DIFFICULT TO SERVE PROCESS ON OR ENFORCE A JUDGMENT AGAINST OUR ISRAELI OFFICERS AND DIRECTORS, MAKING IT DIFFICULT TO BRING A SUCCESSFUL
LAW-SUIT  AGAINST   OUR   OFFICERS   AND   DIRECTORS,   INDIVIDUALLY  OR  IN THE
AGGREGATE.

     Service of process upon our directors and officers, who reside outside the United States, may be difficult to obtain within the United States. This could limit the ability of our stockholders to sue our directors and officers based upon an alleged breach of duty or other cause of action. However, subject to limitation, Israeli courts may enforce United States final executor judgments for liquidated amounts in civil matters, obtained after a trial before a court of competent jurisdiction, according to the rules of private international law currently prevailing in Israel, which enforce similar Israeli judgments, provided that:

- Due service of process has been effected and the defendant was given a reasonable opportunity to defend;

- the obligation imposed by the judgment is executionable according to the laws relating to the enforceability of judgments in Israel and such judgment is not contrary to public policy, security or sovereignty of Israel;

- such judgments were not obtained by fraud and do not conflict with any other valid judgments in the same manner between the same parties; and

- an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

     Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into United States dollars and transferred out of Israel. The judgment debtor may also pay in dollars. Judgment creditors must bear the risk of unfavorable exchange rates.

UNDER CURRENT ISRAELI LAW, WE MAY NOT BE ABLE TO ENFORCE COVENANTS NOT TO COMPETE AND THEREFORE MAY BE UNABLE TO PREVENT COMPETITION FROM BENEFITING FROM THE EXPERTISE OF SOME OF OUR FORMER EMPLOYEES.

     We currently have non-competition agreements with all of our employees. These agreements prohibit our employees, if they cease working for us, from directly competing with us or working for our competitors. Recently, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company's confidential commercial information or its intellectual property. If we cannot demonstrate that harm would be caused to us, we may be unable to prevent our competitors from benefiting from the expertise of our former employees.

RISKS  RELATED  TO  THIS  OFFERING

WE HAVE ARBITRARILY DETERMINED THE OFFERING PRICE OF THE SHARES. SUCH PRICE MAY NOT ACCURATELY REFLECT THE PRESENT VALUE OF THESE SHARES.

     We have arbitrarily set the offering price of the common stock being sold under this prospectus. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price. See "Description of Securities".

MANAGEMENT WILL CONTINUE TO CONTROL US AFTER THE OFFERING. THEIR INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH YOURS.

     The interests of management could conflict with the interests of our other shareholders. Our officers and directors beneficially own approximately 86% of our outstanding common stock. Accordingly, if they act together, they will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our shareholders is required. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders. As a result, if you purchase shares of our common stock in this offering, you may have no effective voice in our management. See "Security Ownership of Certain Beneficial Owners and Management".

OUR MAJORITY SHAREHOLDERS WILL BE ABLE TO TAKE SHAREHOLDER ACTIONS WITHOUT GIVING PRIOR NOTICE TO ANY OTHER SHAREHOLDERS. YOU MAY THEREFORE BE UNABLE TO TAKE PREEMPTIVE MEASURES THAT YOU BELIEVE ARE NECESSARY TO PROTECT YOUR INVESTMENT IN THE COMPANY.

     We are able to take shareholder actions in conformance with Section 228 of the Delaware General Corporation Law and our Certificate of Incorporation, which permits us to take any action which is required to, or may, be taken at an annual or special meeting of the shareholders, without prior notice and without a vote of our shareholders. Instead of a vote, shareholder actions can be authorized by the written consents to such actions, signed by the holders of the number of shares which would have been required to be voted in favor of such action at a duly called shareholders meeting. We are not required to give prior notice to all shareholders of actions taken pursuant to the written consents of the majority shareholders. Our obligations are limited to giving such notice promptly after the action has been taken.

THERE HAS BEEN NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK. A PUBLIC MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP UPON THE COMPLETION OF THIS OFFERING. UNLESS A PUBLIC MARKET DEVELOPS AT SOME FUTURE TIME, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

     Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

THE OFFERING PRICE IS HIGHER THAN THE PER SHARE VALUE OF OUR NET ASSETS AND IS ALSO HIGHER THAN THE PRICE PAID BY OUR FOUNDER. THEREFORE, IF YOU PURCHASE ANY OF THE SHARES, YOU WILL SUFFER AN IMMEDIATE AND SUBSTANTIAL DILUTION OF YOUR INVESTMENT.

     The offering price of our shares is higher than the price paid by our founder and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales.

OUR BOARD OF DIRECTORS CAN ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT THE CONSENT OF ANY OF OUR SHAREHOLDERS. SUBSTANTIAL FUTURE STOCK ISSUANCES COULD RESULT IN THE DILUTION OF YOUR VOTING POWER AND OF EARNINGS PER SHARE,
WHICH  COULD  DECREASE  THE  VALUE  OF  YOUR  SHARES.

     Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock of which 94,517,000 shares remain unissued. Our board of directors has the power to issue any or all of the remaining 94,517,000 common shares for general corporate purposes, without shareholder approval. While we presently have no commitments, contracts or intentions to issue any additional common shares except as otherwise disclosed in this prospectus, potential investors should be aware that any such stock issuances may result in a reduction of the book value of the outstanding common shares. If we issue any additional common shares, such issuance will reduce the proportionate ownership and voting power of each other common shareholder. See "Description of Securities".

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Registration Statement contains certain financial and other information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Registration Statement. Statements in this Registration Statement, including without limitation those contained in the sections entitled "Risk Factors" and "Description of Business" describe factors among others, that could contribute to or cause such differences. For this purpose, any statements contained in this Registration Statement which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Such forward-looking information and statements may not be reflective in any way of our actual future operations or financial results, and such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

     The Selling Stockholders are selling their shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the sale of the shares.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Before this offering, there has been no public market for our common stock and a public market for our common stock may not develop after this offering. We anticipate that our common stock will be traded on the OTC Bulletin Board, but this may not occur. VFinance, a broker-dealer, will file a Form 211 in November, 2002 with the National Association of Securities Dealers, Inc. (NASD) in order to allow for the quotation of our common stock on the OTC Bulletin Board. There is no arrangement between Lapis and VFinance.

     Prior to this offering, we have 5,483,000 shares of common stock issued and outstanding held by approximately 36 persons. A total of 733,000 shares will be offered by the Selling Stockholders.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Lapis as at June 30, 2002.

                                              December 31,  June 30,
                                              2001          2002
                                              ----          ----
 Total liabilities . . . . . . . . . . . . .   3,009         3,290

 Stockholders' equity:

 Preferred stock, $.001 par value, 5,000,000
  shares authorized; none outstanding. . . .       -             -

 Common stock, $.25 par value; 100,000,000
  shares authorized; 4,750,000 and 5,483,000
  issued and outstanding, respectively . . .   1,188          1,371

 Additional paid in capital. . . . . . . . .  (1,188)       (1,242)

 Retained earnings . . . . . . . . . . . . .     472           356

 Accumulated other comprehensive loss. . . .     (76)         (104)

 Subscription receivable . . . . . . . . . .       -           (35)
                                              -------       -------

 Total stockholders' equity. . . . . . . . .     396           346
                                              -------       -------

 Total capitalization. . . . . . . . . . . .   3,405         3,636

                                 DIVIDEND POLICY

     We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, our financial condition, capital requirements, general business conditions and other factors as our board of directors deem relevant.

                             DESCRIPTION OF BUSINESS
GENERAL

     We were formed in Delaware on January 31, 2002 under the name Enertec Electronics, Inc. and have filed two Certificates of Amendment changing our name to Opal Technologies, Inc. and then to Lapis Technologies, Inc. We conduct operations in Israel through our wholly owned subsidiary, Enertec Electronics Limited, an Israeli corporation formed on December 31, 1991, to manufacture and distribute electronic components and products relating to power supplies, converters and related power conversion products, automatic test equipment
(ATE), simulators and various military and airborne systems. Where the context requires, references to "we" or "us" throughout this document include reference to Enertec Electronics Limited.

     We maintain two divisions, the Systems Division, which designs, develops and manufactures test systems for electronics manufacturers in accordance with their specifications, and the Electronics Division, which markets and distributes the test systems manufactured by us, as well as systems, power supplies and other electronic components made by other manufacturers we represent.

     Test systems and testing solutions are used to examine systems, electrical devices or products, during their final stages of production. Such systems are tested to ensure their integrity and to foster quality control. The process involves analyzing the product to determine which of its functions are vulnerable to error, and to determine which type of testing equipment would best discover and solve the potential problems.

OUR  SUBSIDIARY

     In April 2002, we acquired Ninety-Nine (99) ordinary shares of Enertec Electronics Limited from Harry Mund, which shares constituted all of Enertec Electronics Limited issued and outstanding shares of capital stock, in exchange for Four Million Seven Hundred Fifty Thousand (4,750,000) shares of our common stock, making it our wholly-owned subsidiary.

     Enertec Management Limited, f/k/a Elcomtech Ltd., a private Israeli company, is a wholly-owned subsidiary of Enertec Electronics Limited. It manages the importing of raw materials, and our engineering and electronic design services.

     Enertec Systems 2001 Ltd. ("Enertec Systems"), a private Israeli company, is owned by Enertec Management Limited (25%), Harry Mund (27%) our President and Chief Executive Officer, and Zvi Avni (48%), a former employee of Enertec Electronics Limited. Enertec Systems, whose President and Chief Executive Officer is Harry Mund and whose Chief Operating Officer is Zvi Avni, commenced operations on January 1, 2002, and will make part of our systems in conjunction with our Systems Division. As of June 30, 2002, Enertec Systems has made 20% of our systems, and is expected to make 50% by year-end, and approximately 80% of these systems by year-end 2003. All other systems are made by us.

ELECTRONICS  DIVISION

     This  division  is  responsible  for:

     - the marketing and distribution of power supplies manufactured by third-party firms we represent; and
     -  providing  power  testing  equipment  we  manufacture  to our customers.

     Our customers have products that require power supplies. We are contacted by them with their specifications, and based on that data, we provide a standard, or if necessary, a semi-custom or custom, power supply solution. Our technical sales staff in Israel has a comprehensive understanding of our customers product base, which allows us to provide the most efficient power supply solution to our customers. Our professional marketing and sales teams include engineers who provide support to customers from the early stages of product definition and first sampling, through to the production stages and up to after-sales support.

     We are also a major local Israeli provider of power testing equipment. This includes DC and AC electronic loads (i.e., equipment used for the testing of power supplies which utilizes alternate current (AC) and direct current (DC) technology). We also provide various measurement devices that measure factors such as electrical values, voltage, current, power, resistance, and simulators (i.e., pieces of equipment used during the testing process to simulate different input/output conditions while monitoring the responses of the unit to determine whether the equipment is functioning correctly). Additionally, we provide complete ATE Systems, or automatic test systems, which are complete systems typically built to automatically test electronic systems in their entirety.

Examples of such systems are power supplies, computers, modems, telecom systems, electronic motors, communication equipment, various military systems used on aircrafts, ships or tanks.

SYSTEMS  DIVISION

     This division is responsible for designing, developing and manufacturing test systems for electronics manufacturers based on their specifications. Our systems are highly sophisticated and we have achieved recognition as a major local manufacturer of ATE Systems. We also design and manufacture various airborne military systems (e.g., electronic systems used in aircrafts such as a power supply, mission computer or a control system for a motor or a pump, a radio transceiver, an altitude measuring device, and sub-assemblies, which are parts of a system per the customer's specifications.)

     We are an ISO9001 approved company, which is the international standard for quality assurance and quality design. This is the most common worldwide standard and is implemented across all kinds of organizations, including manufacturers, schools and shops. Most customers in the industry insist on doing business with companies that are least ISO9002 approved, a standard that is less demanding than IS9001. The ISO9002 stamp of approval is related mainly to the quality assurance of manufacturing, whereas the higher standard ISO9001 stamp of approval includes both the quality assurance of the manufacturing component as well as the quality of the design, which is required for customers who are placing orders for custom made products.

NEW  PRODUCTS

     In the third quarter of 2002, we introduced into the market an ATE for unmanned aircraft priced at approximately $90,000. This system is designed to test the datalink, or the communication channels, between the ground station and the unmanned aircraft. The market has responded well to this ATE. As of September, 2002, we have sold and delivered 8 units, generating revenues of approximately $800,000.

     We have recently been approved for sales into the United States by the Underwriters Laboratories (i.e., approved to carry the UL sign) for a low cost line of power supplies for the ADSL (fast internet) market. This product line is estimated to cost approximately $10,000. The expected price to our customers is $6 per unit. We anticipate expected sales to be between $1,200,000 and $1,800,000 per year based upon sales projections of 200,000 to 300,000 units per year. Although approved, we have not aggressively marketed this product due to the slowdown in ADSL sales.

     In the fourth quarter of 2002, we expect to launch a pre-load tester, a handheld flight line tester intended to test the proper functioning of the communication between the aircraft and the payload, which payload could be bombs or missiles. This product is estimated to cost in research and development approximately $100,000. This product will be manufactured in production quantities of about 40-80 pieces per year. The expected price per unit is $20,000.

MARKETING  STRATEGIES

     We market our products to a diverse group of manufacturers. Our products serve the various needs of local Israeli manufacturers of electronic systems in the following fields:

     Telecommunications
     Medical
     Military
     Industrial

     We currently sell only to Israeli companies who, in turn, incorporate our components into their products for resale to the global markets. We advertise in all the local Israeli technical magazines and participate in electronic shows three to five times a year. A substantial part of the business is from "captive" customers who have been working with us for years. Many companies have engaged us from their inception, and have implemented our custom designed solution. Many of our customers use us exclusively, and have become dependent on us for technical services, products and support, and consider us to be their own "power supply department".

     Word-of-mouth also drives our business. We have a strong reputation backed by many years of providing high quality products and services. Our marketing strategy has been based on our brand name and reputation, which has grown substantially over the last eighteen years. It has been propelled by the interest generated at seminars and exhibitions.

     Over the next 24 months, we plan to be more aggressive in our marketing efforts by introducing an array of new advertisements, a web-site and new catalogs, as well as offering free samples of our products to new customers. Free sampling will allow potential customers to compare our products with those of our competition and discover our product specialization and competitive pricing. Within the Power Supply/Electronics Division, the main competitive advantage of the standard units is price, while the main competitive factor for the custom units is sophistication and application results. Our Electronics Division has maintained pricing at a level of approximately 50% lower than that of our competitors for the customized products and approximately 15-20% lower for our standard products.

     Our Systems Division does not use pricing as a competitive component because each application is unique and proprietary. The System Division's relies on detailed customization, innovative state of the art solutions using cutting edge technology, and its capacity to provide optimal and cost effective solutions based on unique technological specialization in all areas of the military and avionics systems.

     We also plan to increase the technical staff for our Systems Division so as to maintain technological edge and increase the variety of our products, and in particular, products relating to the avionics and defense systems.

MARKET  CONDITIONS

     Worldwide recession on high-tech, telecommunications, and Internet related products has affected the Electronics Division's power supplies' sales. The market size dropped by about 50% during 2001, however, our power supplies' sales are lower by only approximately 25%. This can be explained by the sale of our military related products. The military related business has increased significantly in light of the current worldwide political situation, which has created a much larger demand for military products. Local manufacturers of military equipment have received increased orders from the local and international markets.

     Additionally, manufacturers who sell end products such as missiles, aircrafts or computers, also provide a support system (e.g., an ATE) to the end-user. The end-user uses this support system for maintenance of the end product. Historically, support systems were made by the manufacturers selling the end products. Recently however, the manufacturers have been focusing their resources on the end products rather than on its support systems. This has opened up a market for us to develop these systems.

     The local Israeli market for ATE and simulators is estimated at $100 to $200 Million annually. Our current market position is about 4%, which is approximately the same level of market penetration our competitors have. This market is largely controlled by big defense manufacturers such as Elbit, El-Op , Rafael, Israeli Aircraft Industry, and Tadiran. However, there has been a noticeable trend of these and other defense manufacturers outsourcing test systems to specialized firms so that large manufacturers can focus their resources on designing their core products.

     The eligible bidders for military contracts need to be "approved companies," which are companies that a specific customer has pre-approved to design and manufacture for it. Few of our competitors fall within this category.

     The Systems Division sales have increased by approximately 30% during 2001 and we anticipate an increase of approximately 50% during 2002. These results are the direct product of our hard work ethic, technical superiority, innovations in testing solutions, and cost efficient productions. Our projections are based upon current negotiations for numerous new projects, as well as the back-log of repeat orders for systems already implemented. At the present time, the plant is working at full capacity including overtime and our potential is limited only by the plant's capacity.

     Our stable growth is largely due to our diversified client base. Increases in sales in the telecommunications, industrial control, medical and the military core business sectors, have made up for the decrease in sales in our commercial products. However, our commercial market related business decreased less than the overall market for two reasons. First, our sales force pays greater attention to our customer relations, providing more consultation than our competition does. Second, we offer more tailor-made power supplies which makes it more difficult for our competitors to bid successfully on the same projects.

CUSTOMERS

     Our customers are most of the local Israeli manufactures of electronic systems from different segments of the electronics industry, representing such fields as military, commercial, medical, and the telecommunications industry. Due to the high level of diversification of our customers, we are not dependent on any one specific market segment, so overall performance is less affected by fluctuation in the markets.

     Israeli Aircraft Industry (IAI) accounts for approximately 25% of our sales, however, a loss of this account would not have a significant long-term effect on our profitability. Further, although the loss of this account is unlikely, we have made an effort to decrease this percentage by increasing our sales to Elbit, Rafael and several other new customers.

     We currently are engaged in long term (1-2 years) supply contracts for power supplies with various customers. Below is a table listing the names of the customers and the contract amounts:


          CUSTOMER . . . . . . . . . . .  AMOUNT
          Kollmorgen-Servotronics Ltd. .  $ 56,000
          Synel Systems Ltd. . . . . . .    20,000
          Orex Computed Radiography Ltd.    20,000
          Big Band Networks Ltd. . . . .   108,000
          Camtek Ltd- AQI Systems. . . .    10,000
          Rom-Phone Ltd. . . . . . . . .    10,000
          RAD Data Communications Ltd. .   110,000


     We also are engaged in contracts for testing equipment with various customers. Below is a table listing the names of the customers and the contract amounts:

          CUSTOMER. . . . . . . . . . . . . . .  AMOUNT
          Israeli Aircraft Industry . . . . . .  $880,000
          Tadiran Spectralink Ltd.. . . . . . .   430,000
          Elbit Systems Ltd.. . . . . . . . . .   740,000
          El-Op-Electrooptics Industries Ltd. .   460,000
          Rafael-Armament Development Authority   740,000


BACKLOG

     As of December 31, 2001 we had a backlog of written firm orders for our products and/or services in the amount of $2,300,000 as compared to a backlog of $1,900,000 as of December 31, 2000. As of June 30, 2001 and 2002, we had a
backlog of written firm orders for our products and/or services in the amount of $2,000,000.

     During 2001, there was a significant increase in orders for military ATE systems, and a decrease in the orders for commercial/telecommunications power supplies. The delivery lead-time of ATE systems is six to twelve months, which gives rise to a significant backlog. The delivery time for commercial products, such as power supplies, is from one to two weeks to one to two months, so that our backlog is generally small for this kind of product. The increase in orders for the ATE systems is the underlying reason for the increase in our backlog. As of June 2002, market conditions have not changed.

     The amounts of orders included in the June 30, 2002 backlog figure are as follows:

     - $550,000 representing test systems for Arrow Missiles for Israel Aircraft Industry;

     - $320,000 representing airborne power supplies and test systems for infra-red payload for El-Op;
     - $480,000 representing test systems for electronic warfare airborne system for S.G.D.; and
     - $220,000 representing test systems for pilot helmet other ATE  for Elbit.

     A typical order size is $30,000 to $250,000 depending on the nature of the products for which the test system is required.

COMPETITION

     We face intense competition from the existing manufacturers and distributors of electronic components and products. Presently, several competing companies that have greater resources than we do, such as financial, operational, sales, marketing, research and development resources are actively engaged in the manufacturing and distributing of electronic components and products. However, we have been able to compete effectively with these companies for the following reasons:

     - Our power supplies are high quality, low cost, and are backed by a large number of experienced technicians, a unique combination in this industry. Most of our sales people are engineers, who have an understanding of our customer's requirements, allowing us to provide cost-effective solutions.

     - We have comprehensive experience in test systems, which enables our sales people to propose the most cost-effective testing solutions, incorporating the highest grade of software and the most sophisticated hardware.

     - We maintain a strong technical team that provides solutions to our customer's needs within our target niche.

     - Our products are sold in diversified activity fields, namely, commercial, industrial, military, medical, systems and components. Our products have been implemented in many high volume production projects with purchasing agreements for long periods of up to two years.

SUPPLIES  AND  SUPPLIERS

     Our suppliers are diversified and we are not dependent upon a limited number of suppliers for essential raw materials, energy or other items. The manufacturers that supply to us are all established companies with facilities and products in compliance with all relevant international standards. Our principal suppliers are Emco High Voltage and Hitron Electronics Corp.

     The raw materials we use are either electronic components or mechanical components. The electronic components are purchased from suppliers and the mechanical components are mainly manufactured by local subcontractors.

     We have exclusive contracts with each of our suppliers except one, who has one other customer in Israel. Most of the contracts are oral, but a few are in writing. The written contracts all have termination clauses with a six (6) month notice period.

EMPLOYEES


                             NUMBER OF            NUMBER OF
                             CURRENT ENERTEC      CURRENT ENERTEC    NUMBER OF
                             ELECTRONICS LIMITED  SYSTEMS 2001, LTD  EMPLOYEES EXPECTED
FUNCTION                     EMPLOYEES            EMPLOYEES          IN 2003
Management & Administration       4                  3                   6
Engineering                       3                 20                  37
Production                        4                 14                  15
Quality Assurance                 1                  1                   2
Buyer                             1                  1                   2
Marketing and Sales               2                  2                  10
Programmers                       1                  6                   2
Total                            16                 47                  74


     All technical employees must sign a two year confidentiality agreement and a two year non-compete agreement. None of our employees are subject to a collective bargaining agreement. We do not employ any supplemental benefits or incentive arrangements for our officers or employees. All of our employees are full-time. Management considers its employee relations to be good.

RESEARCH AND DEVELOPMENT EXPENDITURES

     We expended $100,000 (or 2% of revenues) and $200,000 (or 4% of revenues) for research and development in the years 2000 and 2001, respectively. We have allocated approximately $230,000 (or 4% of revenues) to research and development for the year 2002. These expenditures have adequately satisfied our research and development requirements. As of June 30, 2002, we had expended $180,000 during the current year.

SEASONAL ASPECTS

     We  do  not  experience  seasonal  variations  in  our  operating  results.


PATENTS AND TRADEMARKS

     We are not dependent on patents or trademark protection with regard to the operation of our business and do not expect to be at any time in the future.

GOVERNMENT REGULATION

     Every electronic product must comply with the UL standards of the USA and CE standards of Europe to be eligible for sale in the respective countries. Every system must be tested, qualified and labeled under the relevant standards. This is a complicated and expensive process and once completed, the approved product may not be altered for sale. The power supply system has the most stringent approval standards

                                   PROPERTIES

     We currently maintain plants in both Haifa and Carmiel. Our Haifa plant is 400 square meters and includes a production hall and management offices. Our Carmiel plant is 800 square meters and also includes a production hall, with a research and development and engineering facility for our Systems Division. The Haifa and Carmiel properties are leased at $19,200 and $38,400 per annum, respectively, each with a 5 year lease, renewable every year. We entered in to the Haifa lease in January 2001 and the Carmiel lease in March 2001. We have no plans to secure more space.

                                LEGAL PROCEEDINGS

     We have no pending or threatened legal proceedings to which we or any of our property is subject, except for the lawsuit described below.

     Orckit Communications has brought an action in the Tel Aviv District Court for an unspecified monetary amount against Gaia Converter, one of our suppliers, Alcyon Production System, a subcontractor of Gaia Converter, and our subsidiary, Enertec Electronics Limited, alleging that the DC converters supplied to it by Gaia Converter were defective and caused Orckit to replace the converters at a substantial financial expense. Gaia Converter has advised us that the converters in issue were free from any and all defects and were in good working order and that it was the faulty performance of Orckit's product that Orckit incorporated into the converters that caused them to fail at a greater rate than anticipated by Orckit. We filed a defense to this claim and have had initial informal discussions with Orkit regarding our removal from the law suit on the basis that there is no cause of action against us, as among other things, we are only the local Israeli sales representative of Gaia Converter and did not make any implied or express representation or warranty to Orckit regarding the suitability of the converters or otherwise, nor were we required to do so by law. Technical specifications required by Orckit for the converters were determined and communicated directly by Orckit to Gaia Converter and all other communications regarding the converters were directly between Orckit and Gaia Converter. Moreover, Orckit conducted a qualification test of the converters and confirmed to Gaia Converter that the converters complied with their requirements subsequent to such testing.

     We intend to defend this action vigorously and do not believe that it will have a material adverse impact on our business.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with our financial statements and the accompanying notes appearing subsequently under the caption "Financial Statements", along with other financial and operating information included elsewhere in this prospectus. Certain statements under this caption

"Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward-looking statements" under the Reform Act. See "Cautionary Note Regarding Forward Looking Statements". For a more complete understanding of our operations see "Risk Factors" and "Description of Business".

OUR BUSINESS

     We were incorporated in the State of Delaware on January 31, 2002. We conduct our operations through our wholly owned subsidiary Enertec Electronics Ltd. and are engaged in the manufacturing and distribution of electronic components and products relating to power supplies, converters and related power conversion products, automatic test equipment, simulators and various military and airborne systems.

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

     As of June 30, 2002, our cash balance was $194,000 as compared to $86,000 at December 31, 2001. Our accounts receivable at June 30, 2002 were $1,266,000, as compared to $739,000 for the fiscal year ended December 31, 2001. The increase in accounts receivable is a result of increasing the period of credit granted to our customers from 60 to 90 days. Total current assets at June 30, 2002 were $3,467,000, as compared to $3,119,000 at December 31, 2002.

FINANCING NEEDS

     We expect our capital requirements to increase significantly over the next several years as we continue to develop and test our suite of products, increase marketing and administration infrastructure, and embark on developing in-house business capabilities and facilities. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs of our research and development initiatives, the cost of hiring and training additional sales and marketing personnel to promote our products and the cost and timing of the expansion of our marketing efforts.

FINANCINGS

     During the period June, 2002 through September 2002, we entered into 31 subscription agreements with private investors, pursuant to which we issued an aggregate of 233,000 shares of our common stock at $.15 per share. These private investments generated total proceeds to us of $34,950.

     Based on our current business plan, we anticipate that our existing cash balances and cash flow from our operations will be sufficient to permit us to conduct our operations and to carry out our contemplated business plans through the next three years. After that time, we plan on raising approximately $5 million of additional capital. We anticipate using this capital to finance our expansion plans, develop new products, enhance our existing products or respond to competitive pressures. Alternatively, we may need to raise additional funds sooner if our estimates of revenues or capital requirements change or are inaccurate.

RESULTS OF  OPERATIONS

SIX  MONTHS  ENDED  JUNE  30,  2002  COMPARED TO SIX MONTHS ENDED JUNE 30, 2001.

     For the six months ended June 30, 2002, we had total revenue of $2,302,000 as compared to $2,636,000 for the six month period ended June 30, 2001, a decrease of $334,000 or 12.7%. This decrease is due to a worldwide recession and its affects on the sale of our high-tech, telecommunications, and Internet related products.

     Gross profit totaled $1,069,000 for the six months ending June 30, 2002, as compared to $1,010,000 for the six months ended June 30, 2001, an increase of $59,000 or 5.8%. The gross profit as a percentage of sales for the six months ended June 30, 2002 was 46.4% as compared to 38.3% for the six months ended June 30, 2001. The increase in our gross profit is due to our tighter control and monitoring of the costs associated with the production of our products and, to a lesser extent, the difference in the sales mix between the periods.

     Total operating expenses in each of the six month periods ended June 30, 2002 and June 30, 2001 were comprised of selling, general and administrative expenses. Operating expenses for the six-month periods ended June 30, 2002 and June 30, 2001 were $504,000 and $773,000, respectively, a decrease of $269,000, or 34.8%. The decrease in operating expenses is attributable to management's ability to control expenses.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000.

     For the fiscal year ended December 31, 2001, we had total revenue of $4,254,000. Revenue was $5,813,000 for the fiscal year ended December 31, 2000. This decrease in revenue of $1,559,000, or 26.8%, is due to a worldwide recession and its affects on the sale of our high-tech, telecommunications, and Internet related products.

     Gross profit totaled $1,130,000 for the fiscal year ended December 31, 2001 as compared to $1,838,000 for the fiscal year ended December 31, 2000, a decrease of $708,000 or 38.5%. Gross profit as a percentage of sales for the fiscal year ended December 31, 2001 was 26.6% as compared to 31.6% for the fiscal year ended December 31, 2000. The decrease in our gross profit was due to higher then anticipated production costs.

     Total operating expenses in each of the fiscal years ended December 31, 2001 and 2000 were comprised of selling, general and administrative expenses. Operating expenses for the fiscal years ended December 31, 2001 and 2000 were $962,000 and $930,000, respectively, an increase of $32,000, or 3.4%. The increase in operating expenses is attributable to the general increase in overhead which accompanied the expansion of our business.

     The non-military related division of our business is down approximately 50% due to the downturn in the technology industry, coupled with the effects of the events of September 11th. However, this downturn is more than offset by the dramatic rise of in excess of 100% in the military sector as a result of the rise in global political unrest, as exacerbated by the events September 11th. The increase of the local and international military related business created a much larger demand for military products. The local manufacturers of military equipment have received increased orders for the local and international markets. Consequently, our growth has not be affected.

     As of December 31, 2001, we had two customers that accounted for approximately 20% of the accounts receivable. As of June 30, 2002, no customer accounted for more than 10% of the accounts receivable. During the years ended December 31, 2001 and 2000 approximately 85% and 50%, respectively, of our sales were to three and two customers, respectively. For the six-month period ended
June 30, 2002 approximately 42% of our sales were to three customers. For the six-month period ended June 30, 2001 no customers accounted for more than 10% of our sales.

     Over the next 24 months we plan to be more aggressive in our marketing efforts by introducing new advertisements, a web-site and new catalogs, as well as offering free samples of our products to new customers. Free sampling will allow potential customers to compare our products with those of our competition and discover our product specialization and competitive pricing.

                                   MANAGEMENT

DIRECTORS, OFFICERS, KEY EMPLOYEES AND CONSULTANTS.

DIRECTORS AND EXECUTIVE OFFICERS

     The members of our board of directors and our executive officers, together with their respective ages and certain biographical information are set forth below. Our directors receive no compensation for their services as board members but are reimbursed for expenses incurred by them in connection with attending board meetings. All directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by, and serve at the designation and appointment of, the board of directors. There are no family relationships among any of our directors or executive officers.

Name               Age     Position
----               ---     --------
Harry  Mund        54     Chairman of the Board, Chief Executive Officer,
                          President and  Secretary
Miron  Markovitz   54     Director  and  Chief  Financial  Officer

     The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

     HARRY MUND, our Chairman of the Board, Chief Executive Officer, President and Secretary, has been the Chief Executive Officer and President of our subsidiary, Enertec Electronics Limited, since 1987. Mr. Mund is also the Chief Executive Officer and managing director of Enertec Management Limited (f/k/a
Elcomtech Limited), a wholly-owned subsidiary of Enertec Electronics Limited. From 1983 to 1987, Mr. Mund was the President and Chief Executive Officer of Enercon International, a marketing and sales firm of military and commercial power supplies and test equipment. Enercon International activities were transferred to Enertec International in 1987, which subsequently became Enertec

Electronics Limited in 1992. From 1975 to 1983, Mr. Mund worked for Elbit Systems as a design engineer of advanced test systems and as the head of the ATE engineering group. Mr. Mund attended BSc, Electronic Engineer, Ben-Gurion University from 1970 to 1974.

     MIRON MARKOVITZ, a Director and our Chief Financial Officer, has been the Chief Financial Officer of our subsidiary, Enertec Electronics Limited, since 1992, and has been responsible for its accounting and financial management. He attended Haifa University from 1975 to 1978.

SIGNIFICANT EMPLOYEES

     The following is a brief description of the business experience of each of our significant employees:

     ZVI AVNI, 40, was the System Division Manager for our subsidiary, Enertec Electronics Limited, from February 1997 to January 2002. His responsibilities included the design and manufacture of automatic test systems. Mr. Avni has 18 years of experience with ATE systems for the military market and worked at Elbit Systems for 12 years as an ATE group leader. Since January 2002, Mr. Avni has worked for Enertec Systems 2001 Ltd., which is owned by Enertec Management Limited (25%), Harry Mund (27%) and Mr. Avni (48%), and continues to be responsible for the design and manufacture of the Automatic Test Systems. Mr. Avni has a degree as a Practical Electronic Engineer.

     YAAKOV OLECH, 51, has been employed by our subsidiary, Enertec Electronics Limited, since March 1991. Mr. Olech is head of our customer service electronic lab and technical support providing after-sales customer support and repair services for products under warranty or by utilizing service contracts for repair of power supplies. He attended Radiotechnical Institute, Minsk, USSR from 1976 to 1979 and has earned a MSC degree in electronic engineering.

     DR. ALEXANDER VELICHKO, 55, has 28 years of experience as leading research and development engineer and head of the research and development group at several companies. From 1981 to 1990, he was a lecturer of electronics and automation at the Engineering Institute, Karatau, Kazahtan. From 1990 to 1999, Dr. Velichko was chief engineer of the Laboratory of Electronics and Automatization Karatau, Kazakhtan, responsible for development of compact analog/digital measurement devices. Since February 2000 he has been Enertec Electronics Limited's chief scientist and head of research and development. Dr Velichko is responsible for the design of custom made power supplies. He earned a PhD in Automatic Control at the Moscow Institute of Mining, which he attended from 1964 to 1969, and earned a MSC at Tomsk Institute of Electronic Engineering.

EXECUTIVE COMPENSATION

     The following table shows compensation earned by our Chief Executive Officer and President during fiscal 2001, 2000 and 1999. Since Lapis Technologies, Inc. did not compensate any executive during fiscal 2001, 2000 and 1999, the information in the table includes compensation paid or awarded by Enertec Electronics Limited only. No executive officer other than Mr. Mund received total annual compensation in excess of $100,000 during fiscal 2001, 2000 and 1999.

                           Summary Compensation Table


                                                                               Long Term Compensation
                                                                ---------------------------------------------------
                                     Annual Compensation                    Awards                   Payouts
                               -----------------------------    --------------------------   ----------------------
                                                     Other       Restricted   Securities
                                                     Annual      Stock        Underlying     LTIP       All Other
Name And                                             Compen-     Awards       Options        Payouts    Compen-
Principal Positions  Year     Salary ($)  Bonus ($)  sation ($)  ($)          SARs (#)       ($)        sation ($)
-------------------  -------  ----------  ---------  -------    ------------  ------------   ---------  -----------
Harry Mund,
President and Chief
 Executive Officer.     2001     405,900    330,000        0               0             0           0            0
                        2000     450,000    330,000        0               0             0           0            0
                        1999     255,000    330,000        0               0             0           0            0



2002 STOCK OPTION PLAN

     We adopted our 2002 Stock Option Plan on October 16, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors. Incentive stock options can be issued to employees, officers and subsidiaries; Nonstatutory stock options can be issued to employees, non-employee directors, and consultants.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors, in its sole discretion, but may not be less than 85% of the fair market value of the Company's common stock at the date of grant. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is be determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 26, 2002, we issued 4,750,000 shares of our common stock to Harry Mund in exchange for his 99 shares of Enertec Electronics Limited, our wholly owned subsidiary, which is all of its issued and outstanding shares.

     At December 31, 2001, our subsidiary Enertec Electronics Limited had an interest-bearing loan receivable from Harry Mund, our Chief Executive Officer and President, of $250,000 at a rate of 4% per annum. This loan was extended to Mr. Mund in October, 2001 and was repaid in full in June, 2002.

     On December 31, 2000, Enertec Management Limited (f/k/a Elcomtech Limited), a wholly-owned subsidiary of Enertec Electronics Limited, and of which Harry Mund is the Chief Executive Officer and managing director, loaned an aggregate amount of $23,000 to Enertec Electronics Limited at an interest rate of 4% per annum.

     Enertec Systems 2001 Ltd. ("Enertec Systems"), an Israeli company, is owned by Enertec Management Limited (25%), Harry Mund (27%) and Zvi Avni (48%), an employee of Enertec Systems. Enertec Systems commenced operations on January 1, 2002, and will make part of our systems in conjunction with our Systems Division. As of June 30, 2002, Enertec Systems has made 20% of our systems, and expected to make 50% by year-end, and approximately 80% of these systems by year-end 2003. All other systems are made by us.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of October 30, 2002. The information in this table provides the ownership information for:

     - each person known by us to be the beneficial owner of more than 5% of our common stock;
     -  each  of  our  directors;
     -  each  of  our  executive  officers;  and
     -  our  executive  officers  and  directors  as  a  group.

     The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on October 30, 2002 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of October 30, 2002. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

     Unless otherwise indicated, the address of each beneficial owner is c/o Enertec Electronics Limited, 27 Rechov Ha'Mapilim, Kiriat Ata, Israel, P.O. BOX 497, Kiriat Motzkin 26104, Israel.


Name and Address of . . . . . . . . .  Number of Shares    Percentage
 Beneficial Owner . . . . . . . . . .  Beneficially Owned  Outstanding
-------------------------------------  ------------------  ------------

Harry Mund. . . . . . . . . . . . . .           4,750,000        86.63%

Miron Markovitz . . . . . . . . . . .                   0            0%

All directors and executive officers
as a group (2 persons). . . . . . . .           4,750,000        86.63%



                              SELLING STOCKHOLDERS

     The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of October 30, 2002 by each Selling Stockholder. None of the Selling Stockholders has any position, office or other material relationship with the Company. None is a broker dealer. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on October 30, 2002 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options and other derivative securities owned by that person at October 30, 2002 which are exercisable within 60 days of October 30, 2002. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold. The shares being offered by the Selling Stockholders are being registered to permit public secondary trading, and the stockholders may offer all or part of their registered shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of their shares. The table below assumes that all shares offered by the Selling Stockholders will be sold. See Plan of Distribution.



                                                                            SHARES OF
                                                                           COMMON STOCK
                                                                         BENEFICIALLY OWNED    PERCENTAGE OWNERSHIP
                                                                       ---------------------   --------------------
NAME AND ADDRESS OF                             NUMBER OF               BEFORE       AFTER      BEFORE     AFTER
BENEFICIAL OWNER                             SHARES OFFERED            OFFERING     OFFERING   OFFERING   OFFERING

Claudia Ben-Dor
Mitzpe Tel - El
House No. 408
P.O Oshrat
P.O. Box 25167
                                                    6,000                 6,000         0         *         0

Israel Ben-Dor
Mitzpe Tel - El
House No. 408
P.O Oshrat
P.O. Box 25167
                                                    6,000                 6,000         0         *         0

Eliaz Bilik
Moria Ave. 101/A
Haifa 34616
Israel
                                                    3,200                 3,200         0         *         0

Snir Eitan
Parcel 140
Hosen
Israel
                                                    1,400                 1,400         0         *         0

Yael Elipaz
25 Shoham Pts.
Haifa
Israel
                                                    1,400                 1,400         0         *         0

Olga Gross
Gedaliahy Street 1517
Neveshaanon 32587
Israel
                                                    6,000                 6,000         0         *         0

Shoshy Inbal
Hachzav Street 16/21
Nesher 19234
Israel
                                                    1,400                 1,400         0         *         0

Barak Koren
BAZ 14 Street
Karmiel 20100
Israel
                                                    1,000                 1,000         0         *         0

Eitan Koren
BAZ 14 Street
Karmiel 20100
Israel
                                                    7,000                 7,000         0         *         0

Sasson Koren
BAZ 14 Street
Karmiel 20100
Israel
                                                   12,000                12,000         0         *         0




                                                                            SHARES OF
                                                                           COMMON STOCK
                                                                         BENEFICIALLY OWNED    PERCENTAGE OWNERSHIP
                                                                       ---------------------   --------------------
NAME AND ADDRESS OF                             NUMBER OF               BEFORE       AFTER      BEFORE     AFTER
BENEFICIAL OWNER                             SHARES OFFERED            OFFERING     OFFERING   OFFERING   OFFERING

Shoshana Koren
BAZ 14 Street
Karmiel 20100
Israel
                                                   18,000                18,000         0         *         0

Elliot Kretzmer
3 Chanita Street
Kfar Sava
Israel
                                                   35,000                35,000         0         *         0

Amir Marcovitz
77 Moshe Gorken Street
K. Motykin
Israel
                                                    6,000                 6,000         0         *         0

Editha Marcovitz
77 Moshe Gorken Street
K. Motykin
Israel
                                                    9,000                 9,000         0         *         0

Miron Marcovitz
77 Moshe Gorken Street
K. Motykin
Israel
                                                    9,000                 9,000         0         *         0

Revital Marcovitz-Mizrachi
16/3 Hativet Hauegev Street
Modiin
Israel
                                                    6,000                 6,000         0         *         0

Bracha Meirav
64 Haalie Street
Haifa
Israel
                                                    2,600                 2,600         0         *         0

Yigal Meirav
64 Haalia Street
Haifa
Israel
                                                    2,600                 2,600         0         *         0

Sasson Mizrachi
16/3 Hativet Hauegev Street
Modiin
Israel.                                             6,000                 6,000         0         *         0




                                                                            SHARES OF
                                                                           COMMON STOCK
                                                                         BENEFICIALLY OWNED    PERCENTAGE OWNERSHIP
                                                                       ---------------------   --------------------
NAME AND ADDRESS OF                             NUMBER OF               BEFORE       AFTER      BEFORE     AFTER
BENEFICIAL OWNER                             SHARES OFFERED            OFFERING     OFFERING   OFFERING   OFFERING


Helena Mund
25 Sinai Street
Haifa
Israel
                                                   16,000                16,000         0         *         0

Simon Mund
25 Sinai Street
Haifa
Israel
                                                   16,000                16,000         0         *         0

Alexander Osztreicher
15/7, Ghedaliahu
Haifa 32587
Israel
                                                   14,000                14,000         0         *         0

Barak Osztreicher
P.O.B. 240
Moledet 19130
Israel
                                                    4,000                 4,000         0         *         0

Einat Osztreicher
P.O.B. 79
Elyashiu
Israel
                                                    4,000                 4,000         0         *         0

Haim Osztreicher
P.O.B. 33658
Haifa
Israel
                                                    6,600                 6,600         0         *         0

Klara Osztreicher
15/7, Ghedaliahu
Haifa 32587
Israel
                                                   14,000                14,000         0         *         0

Lior Osztreicher
7, Hashitim
Q. Tivon 36000
Israel
                                                    4,000                 4,000         0         *         0

Shimon Tregerman
Broshim 205
Tal-El 25167
Israel
                                                    1,400                 1,400         0         *         0

Svetlana Tregerman
Broshim 205
Tal-El 25167
Israel
                                                    1,400                 1,400         0         *         0




                                                                            SHARES OF
                                                                           COMMON STOCK
                                                                         BENEFICIALLY OWNED    PERCENTAGE OWNERSHIP
                                                                       ---------------------   --------------------
NAME AND ADDRESS OF                             NUMBER OF               BEFORE       AFTER      BEFORE     AFTER
BENEFICIAL OWNER                             SHARES OFFERED            OFFERING     OFFERING   OFFERING   OFFERING

Margareta Weissman
2/7 Eshkol Street
K. Motykin
Israel
                                                    6,000                 6,000         0         *         0

Martin Weissman
2/7 Eshkol Street
K. Motykin
Israel
                                                    6,000                 6,000         0         *         0

Fairbain Trading
c/o A.P.T. Associates,
19 W. 34th Street,
11th Floor,
New York, NY, 10001
                                                  150,000               150,000         0         *         0

Global Exploration Equities Inc.
c/o A.P.T. Associates, 19 W.
34th Street, 11th Floor, New
York, NY, 10001
                                                  200,000               200,000         0         *         0

KGL Investments, Ltd.
c/o Kaplan Gottbetter & Levenson, LLP
630 Third Avenue, Floor 5
New York, New York 10017
                                                   50,000                50,000         0         *         0

Foremost Securities, Ltd
c/o A.P.T. Associates,
19 W. 34th Street, 11th Floor,
New York, NY, 10001
                                                  100,000               100,000         0         *         0


*Indicates  less  than  one  percent  of  total  outstanding  common  stock


                            DESCRIPTION OF SECURITIES

GENERAL

     Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. As at October 30, 2002 there are 5,483,000 shares of our common stock issued and outstanding. No other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures are outstanding.

     All material rights of common and preferred shareholders are discussed below.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     - all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     - all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time; and

     -  all  liquidation  preferences  on  any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares will have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in our control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

PENNY STOCK RULES

     At the present time, there is no public market for our stock. However, it is expected that in connection with this offering, our common stock will be traded in the over-the-counter market and that trading activity will be reported on the OTC Electronic Bulletin Board, although this may not occur.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the trading of any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Small Cap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to special Penny Stock Rules. Following the completion of this offering, the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share. Accordingly, should anyone wish to sell any of our shares through a broker-dealer, such sale will be subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares (and will therefore also affect the ability of purchasers in this offering to re-sell their shares in the secondary market, if such a market should ever develop.)

     The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a penny stock to persons other than their established customers or accredited investors. Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with the Penny Stock Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

DELAWARE ANTI-TAKEOVER LAW

     We are not presently subject to Section 203 of the DGCL and will not become subject to Section 203 in the future unless, among other things, our common stock is (i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders. If Section 203 should become applicable to us in the future, it could prohibit or delay a merger, takeover or other change in control of our Company and therefore could discourage attempts to acquire us. Section 203 restricts certain transactions between a corporation organized under Delaware law and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an Interested Stockholder). Section 203 prevents, for a period of three years following the date that a person became an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations,
(b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate' share of the stock of any class or series of the corporation which is owned by the Interested Stockholder and (e) receipt by the Interested

Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

     The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employee stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder (or who becomes such with approval of the board of directors) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

                                 TRANSFER AGENT

     Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, will be appointed to act as the Transfer Agent for our common stock.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.15 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the Selling Stockholders for resale, but the Selling Stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The Selling Stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.  privately  negotiated  transactions;  and

     e.  a  combination  of  any  such  methods  of  sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

     In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     Selling shareholders may sell their shares in all 50 states in the U.S. The Company will be profiled in the Standard & Poor's publications or "manuals". Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of October 30, 2002 we have 5,483,000 shares of common stock issued and outstanding. Of these shares, the 733,000 shares that can be sold in this offering by the Selling Stockholders will be freely tradable without restriction or further registration under the Securities Act.

     In general, under Rule 144, a person or persons whose shares are required to be aggregated, who has beneficially owned shares of common stock for a period of one year, including a person who may be deemed an affiliate, is entitled to sell, within any three-month period, a number of shares not exceeding 1% of the total number of outstanding shares of such class. A person who is not an affiliate of ours and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Under Rule 144, an affiliate of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer.

     If a public market develops for our common stock, we are unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of our common stock. None of our presently outstanding shares of Common Stock will be eligible for sale under Rule 144 prior to April, 2003.

                     COMMISSION POSITION ON INDEMNIFICATION

     Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Section 145(a) of the General Corporation Law of Delaware ("GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper personal benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     Article  X  of  our  By-laws,  on  indemnification  provides  as  follows:

     "Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

     To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

     If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

     Notwithstanding the foregoing provisions, the Corporation shall indemnify or agree to indemnify any person against liability or litigation expense he may incur if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his action was unlawful.

     The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the stockholders of the Corporation.

     Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

     Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this Article X shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person."

                                  LEGAL MATTERS

     Kaplan Gottbetter & Levenson, LLP has rendered an opinion as our counsel, that the shares offered hereby will be legally issued, fully paid and nonassessable. The partners of Kaplan Gottbetter & Levenson, LLP own 50,000 shares  of  our  common  stock  through  KGL  Investments,  Ltd.

                                     EXPERTS

     The financial statements included in this prospectus, and elsewhere in the registration statement as of December 31, 2000 and 2001 have been audited by Gvilli and Co., certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement.

                          INDEX TO FINANCIAL STATEMENT
                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY





                                                            PAGE
                                                            ----

Auditors' Report . . . . . . . . . . . . . . . . . . . . .  F-1

Consolidated Balance Sheets as of December 31, 2001, and
     June 30, 2002 (unaudited). . . . . .. . . . . . . . .  F-2

Consolidated Statements of Income for the years ended
     December 31, 2001 and 2000 and the six month periods
     ending  June 30, 2002  and 2001 (unaudited).  . . . .  F-3

Consolidated Statement of Stockholders' Equity for the
     years ended December 31, 2000 and 2001, and the six
     month period ending June 30, 2002 (unaudited). . .. .  F-4

Consolidated Statements of Cash Flows for the years ended
     December 31, 2001 and 2000, and the six month periods
     ending  June 30,  2002, and  2001 (unaudited) . . . .  F-5

Notes to Consolidated Financial Statements.. . . . . . . .  F-7

                          Independent Auditors' Report


To  the  Board  of  Directors  and
Stockholders  of  Lapis  Technologies,  Inc.

We have audited the accompanying consolidated balance sheet of Lapis Technologies, Inc. as of December 31, 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lapis Technologies, Inc. and Subsidiary as of December 31, 2000, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  Gvilli  &  Co.

April  29,  2002
Tel  Aviv,  Israel

                                                                     PAGE F-1

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                      (In Thousands, Except Share Amounts)

                                     ASSETS
                                     ------

                                               December 31,    June 30,
                                                   2001          2002
                                               ------------  -----------
                                                            (Unaudited)
Current Assets:
  Cash and cash equivalents . . . . . . . . .  $        86   $   194
  Accounts receivable . . . . . . . . . . . .          739     1,266
  Inventory . . . . . . . . . . . . . . . . .        1,111     1,479
  Other current assets. . . . . . . . . . . .        1,183       528
                                               ------------  --------
    Total current assets. . . . . . . . . . .        3,119     3,467

Property and equipment, net of accumulated
  depreciation and amortization of $162
  and $159, respectively. . . . . . . . . . .          256        77
Investment, at equity . . . . . . . . . . . .            -        17
Deferred offering costs . . . . . . . . . . .            -        45
Deferred income taxes . . . . . . . . . . . .           30        30
                                               ------------  --------

                                               $     3,405   $ 3,636
                                               ============  ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
  Current portion of long-term debt . . . . .  $     1,421   $   873
  Accounts payable and accrued liabilities. .        1,339     1,479
                                               ------------  --------
    Total current liabilities . . . . . . . .        2,760     2,352

Long-term debt, net of current portion. . . .          159       855
Severance payable . . . . . . . . . . . . . .           90        83
                                               ------------  --------
                                                     3,009     3,290

Commitments and contingencies


Stockholders' Equity:
  Preferred stock, $.001 par value, 5,000,000
    shares authorized; none outstanding . . .            -         -
  Common stock, $.25 par value; 100,000,000
    shares authorized; 4,750,000 and
    5,483,000 shares issued and outstanding,
    respectively. . . . . . . . . . . . . . .        1,188     1,371
  Additional paid in capital. . . . . . . . .       (1,188)   (1,242)
  Retained earnings . . . . . . . . . . . . .          472       356
  Accumulated other comprehensive loss. . . .          (76)     (104)
  Subscription receivable . . . . . . . . . .            -       (35)
                                               ------------  --------

    Total stockholders' equity. . . . . . . .          396       346
                                               ------------  --------

                                               $     3,405   $ 3,636
                                               ============  ========

See  Notes  to  Consolidated  Financial  Statements.

                                                                     PAGE F-2

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
           (In Thousands, Except Earnings Per Share and Share Amounts)



                                               Years  Ended            Six-Month  Periods
                                               December  31,             Ended  June  30,
                                        -------------------------  ------------------------
                                           2001          2000         2002         2001
                                        -----------   -----------  -----------  -----------
                                                                                (Unaudited)
Sales. . . . . . . . . . . . . . . . .  $     4,254   $    5,813   $    2,302   $    2,636
Cost of sales. . . . . . . . . . . . .        3,124        3,975        1,233        1,626
                                        ------------  -----------  -----------  -----------

Gross profit . . . . . . . . . . . . .        1,130        1,838        1,069        1,010
                                        ------------  -----------  -----------  -----------

Operating Expenses:
  Selling expenses . . . . . . . . . .           94           42           23            9
  General and administrative . . . . .          868          888          481          764
                                        ------------  -----------  -----------  -----------

    Total Operating Expenses . . . . .          962          930          504          773
                                        ------------  -----------  -----------  -----------

Operating Income . . . . . . . . . . .          168          908          565          237

Other Income (Expense):
  Interest expenses, net . . . . . . .         (141)        (113)        (182)         (51)
  Other income . . . . . . . . . . . .            2            3           49            2
  Equity in operations of investee . .            -            -           17            -
                                        ------------  -----------  -----------  -----------

    Total other income (expense) . . .         (139)        (110)        (116)         (49)
                                        ------------  -----------  -----------  -----------

Income before provision for
  income taxes . . . . . . . . . . . .           29          798          449          188

Provision for income taxes . . . . . .           19          293          156            -
                                        ------------  -----------  -----------  -----------

Net income . . . . . . . . . . . . . .           10          505          293          188

Other comprehensive income
 (loss), net of taxes
  Foreign exchange gain (loss) . . . .          (38)           9          (28)           -
                                        ------------  -----------  -----------  -----------

Comprehensive income (loss). . . . . .  $       (28)  $      514   $      265   $      188
                                        ============  ===========  ===========  ===========



Earnings per share (Basic and diluted)            *   $      .11   $      .06   $      .04
                                                      ===========  ===========  ===========


Weighted average common shares
 outstanding (Basic and diluted) . . .    4,750,000    4,750,000    5,145,549    4,750,000
                                        ============  ===========  ===========  ===========



*  Per  share  amount  is  less  than  $.01.


See  Notes  to  Consolidated  Financial  Statements.



                                                                     PAGE F-3

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (In Thousands, Except Share Amounts)




                                                                                      Accumulated
                                                                                         Other                         Total
                                                    Common   Paid  In    Retained    Comprehensive     Subscription  Stockholders'
                                          Shares    Stock    Capital     Earnings        Loss           Receivable     Equity
                                         ---------  ------  ----------  ----------  ---------------    ------------  --------
Balance, December 31, 1999. . . . . . .  4,750,000  $1,188  $  (1,188)  $     288   $          (47)    $         -   $   241

Dividend paid . . . . . . . . . . . . .          -       -          -        (331)               -               -      (331)
Comprehensive income (loss) . . . . . .          -       -          -           -                9               -         9
Net income. . . . . . . . . . . . . . .          -       -          -         505                -               -       505
                                         ---------  ------  ----------  ----------  ---------------    ------------  --------

Balance, December 31, 2000. . . . . . .  4,750,000   1,188     (1,188)        462              (38)              -       424

Comprehensive income (loss) . . . . . .          -       -          -           -              (38)              -       (38)
Net income. . . . . . . . . . . . . . .          -       -          -          10                -               -        10
                                         ---------  ------  ----------  ----------  ---------------    ------------  --------

Balance, December 31, 2001. . . . . . .  4,750,000   1,188     (1,188)        472              (76)              -       396

Common stock for services (Unaudited) .    500,000     125        (75)          -                -               -        50
Common stock issued in connection with
  the private placement (Unaudited) . .    233,000      58        (23)          -                -             (35)        -
Recapitalization (Unaudited). . . . . .          -       -         44           -                -               -        44
Dividend paid (Unaudited) . . . . . . .          -       -          -        (409)               -               -      (409)
Comprehensive income (loss) (Unaudited)          -       -          -           -              (28)              -       (28)
Net income (Unaudited). . . . . . . . .          -       -          -         293                -               -       293
                                         ---------  ------  ----------  ----------  ---------------    ------------  --------

Balance, June 30, 2002 (Unaudited). . .  5,483,000  $1,371  $  (1,242)  $     356   $         (104)    $       (35)  $   346
                                         =========  ======  ==========  ==========  ===============    ============  ========





See  Notes  to  Consolidated  Financial  Statements.





                                                                     PAGE F-4

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                     Years  Ended   Six-Month Periods
                                                     December  31,   Ended  June  30,
                                                     -------------  -----------------

                                                   2001     2000    2002      2001
                                                   ------   ------  ------    -------
                                                                   (Unaudited)
Cash flows from operating activities:

Net income. . . . . . . . . . . . . . . . . .      $  10   $ 505   $ 293      $ 188
Adjustments to reconcile net income
 to net cash (used in) provided by
 operating activities:
  Depreciation and amortization . . . . . . .         55      47      26          -
  Common stock issued for services. . . . . .          -       -      50          -
  Recapitalization. . . . . . . . . . . . . .          -       -      44          -
  (Gain) loss on sale of property
   and equipment. . . . . . . . . . . . . . .          -       -     (24)        59
  Equity in operations of investee. . . . . .          -       -     (17)         -
 Change in operating assets and liabilities:
  Accounts receivable . . . . . . . . . . . .        891    (728)   (527)        41
  Inventory . . . . . . . . . . . . . . . . .       (506)   (309)   (368)        20
  Other current assets. . . . . . . . . . . .       (941)    (30)    655       (196)
  Deferred offering costs . . . . . . . . . .          -       -     (45)         -
  Deferred income tax . . . . . . . . . . . .          -     (20)      -          -
  Accounts payable and accrued expenses . . .       (214)    151     140       (166)
  Severance payable . . . . . . . . . . . . .         32      30      (7)        (2)
                                               ----------  ------  ------     ------

Net cash (used in) provided
 by operating activities. . . . . . . . . . .       (673)   (354)    220        (56)
                                               ----------  ------  ------     ------

Cash flows from investing activities:
Proceeds from sale of property
 and equipment. . . . . . . . . . . . . . . .         83       -     177          -
Purchases of property and equipment . . . . .          -    (101)      -        (68)
                                               ----------  ------  ------     ------

Net cash provided by (used in)
 investing activities . . . . . . . . . . . .         83    (101)    177        (68)
                                               ----------  ------  ------     ------

Cash flows from financing activities:
Proceeds of long-term debt. . . . . . . . . .         70     100     148          -
Repayment of long-term debt . . . . . . . . .          -     (73)      -        (78)
Revolving line of credit, net . . . . . . . .        603     673       -        223
Dividends paid. . . . . . . . . . . . . . . .          -    (331)   (409)         -
                                               ----------  ------  ------     ------

Net cash provided by (used in)
 financing activities . . . . . . . . . . . .        673     369    (261)       145
                                               ----------  ------  ------     ------

Effect exchange rate changes on
 cash and cash equivalents. . . . . . . . . .         (4)      2     (28)       (22)
                                               ----------  ------  ------     ------

Increase (decrease) in cash and
 cash equivalents . . . . . . . . . . . . . .         79     (84)    108         (1)
Cash and cash equivalents, beginning
 of period. . . . . . . . . . . . . . . . . .          7      91      86         7
                                               ----------  ------  ------     ------

Cash and cash equivalents, end
of period . . . . . . . . . . . . . . . . . .      $  86   $   7   $ 194      $   6
                                               ==========  ======  ======     ======

See  Notes  Consolidated  Financial  Statements.

                                                                     PAGE F-5

                     LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)



                                          Year  Ended      Six-Month Periods
                                          December 31,       Ended June 30,
                                        ----------------  --------------------

                                          2001     2000     2002        2001
                                        -------  -------  ---------  ---------
                                                              (Unaudited)

Supplemental disclosure of cash
 flow information:
  Cash paid during the period for
    Interest . . . . . . . . . . . . .  $ 144    $ 113    $    176    $  55
                                        =====    =====    ========    =====

    Income taxes . . . . . . . . . . .  $ 193    $ 231    $    240    $ 131
                                        =====    =====    ========    =====


Supplemental disclosure of non-cash
 financing activity:
  Common stock issued for services . .  $   -    $   -    $     50    $   -
                                        =====    =====    ========    =====

  Common stock issued by subscription.  $   -        -    $     35    $   -
                                        =====    =====    ========    =====


See  Notes  Consolidated  Financial  Statements.









                                                                     PAGE F-6

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
               (In Thousands, Except Share and Per Share Amounts)


NOTE  1  -     DESCRIPTION  OF  BUSINESS,  ACQUISITION AND CONTINUING OPERATIONS

Lapis Technologies, Inc. (the "Company" or "Lapis") was incorporated in the State of Delaware on January 31, 2002. On April 23, 2002, the Company changed its name from Enertec Electronics, Inc. to Opal Technologies, Inc. and on October 17, 2002, changed its name to Lapis Technologies, Inc. The Company's operations are conducted through Enertec Electronics Ltd. ("Enertec"). Enertec is engaged in the manufacturing and distribution of electronic components and products relating to power supplies, converters and related power conversion products, automatic test equipment, simulators and various military and airborne systems, within the state of Israel.

On April 26, 2002 Opal (now Lapis) acquired 100% of the outstanding common stock of Enertec (the "Merger"). Although Lapis is the legal survivor in the Merger, under accounting principles generally accepted in the United States of America the Merger was accounted for as a reverse acquisition, whereby Enertec is considered the "acquirer" of Lapis for financial reporting purposes as Enertec's stockholder's controlled more than 50% of the post Merger combined entity. Among other matters, this requires Lapis to present in all financial statements and other public information filings, from the date of completion of the Merger, prior historical financial statements and other information of Enertec. It also requires a retroactive restatement of Enertec's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the Merger.

The accompanying consolidated financial statements present the results of operations of Enertec for the six-month periods ended June 30, 2002 and 2001 and reflect the acquisition of Lapis on April 26, 2002 under the purchase method of accounting. Subsequent to April 26, 2002 the operations of the Company reflect the combined operations of Enertec and Lapis. The consolidated financial statements include the accounts of Enertec since inception. All material intercompany accounts and transactions have been eliminated in consolidation.







                                                                     PAGE F-7

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
               (In Thousands, Except Share and Per Share Amounts)



NOTE  1  -     DESCRIPTION  OF BUSINESS, ACQUISITION AND CONTINUING OPERATIONS -
               continued

               The financial information included herein as of June 30, 2002 and for the six-month periods ended June 30, 2002 and 2001 is unaudited. Such information reflects all adjustments (consisting of only normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows of the interim periods. The results of operations for the six-month periods ended June 30, 2002 and 2001 are not necessarily indicative of the results for the full year.

NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

               Cash  and  Cash  Equivalents

               For the purpose of the statement of cash flows the Company considers all highly liquid investments with an original maturity of three months or less at the time of purchases to be cash equivalents.

               Inventory

               Inventory is stated at the lower of cost (first-in, first-out basis) or market.

               Property  and  Equipment

               Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The Company uses the same depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

                    Leasehold  improvements          10  years
                    Machinery  and  equipment        10  years
                    Furniture  and  fixtures         14  years
                    Transportation  equipment         7  years
                    Computer  equipment               3  years


                                                                     PAGE F-8

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
               (In Thousands, Except Share and Per Share Amounts)


NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

               Investments

               Investments where the Company owns 20% or more but less than 50% of the voting stock of another entity will be recorded using the equity method. Under this method the initial investment is recorded at cost. Subsequently, the investment is increased or decreased to reflect the Company's share of income, losses and dividends actually paid.

               Deferred  offering  costs

               Deferred offering costs represent costs attributable to a private placement and the filing of a registration statement with the Security and Exchange Commission. The Company intends to offset these costs against the proceeds from these transactions. In the event that such transactions are not completed, these costs will be charged to operations.

               Income  Taxes

               The Company uses the liability method for income taxes as required by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

               Revenue  Recognition

               Revenue is recorded as product is shipped, the price has been fixed or determined and collectability is reasonable assured.

               Shipping  and  Handling  Costs

               Shipping and handling costs are included in cost of sales in accordance with guidance established by the Emerging Issues Task Force, issue No. 00-10, "Accounting for Shipping and Handling Costs."

               Research  and  Development  Costs

               Research and development costs are charged to general and administrative expense in the accompanying statement of income and consist of salaries. For the years ended December 31, 2001 and 2000 research and development costs were approximately $200 and $100, respectively. For the six-month period ended June 30, 2002 research and development costs were approximately $180.



                                                                     PAGE F-9

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)



NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

               Earnings  Per  Share

               The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with the provisions of SFAS No. 128 "Earnings per Share" ("SFAS 128").

               Under SFAS 128 basic net earnings (loss) per share is computed by dividing the net earnings (loss) for the period by the weighted average number of shares outstanding during the period. Diluted net earnings per share is computed by dividing the net earnings for the period by the weighted average number of common share equivalents during the period. Common stock equivalents would arise from the exercise of stock options.

               Impairment  of  Long-Lived  Assets

               The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. At December 31, 2001 and June 30, 2002, the Company believes that there has been no impairment of its long-lived assets.

               In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement is effective for fiscal years beginning after December 15, 2001. This supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," while retaining many of the requirements of such statement. The Company has adopted this Statement as of January 1, 2002.










                                                                     PAGE F-10

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)



NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

               Financial  Instruments

               The carrying amounts of financial instruments, including cash and cash equivalents, approximate fair value at December 31, 2001 and June 30, 2002 because of the relatively short maturity of the instruments. Investments are recorded using the equity method and are considered at fair value because there are no prevailing market values for this investment and it is not practical to estimate without incurring excessive cost. The carrying value of the long-term debt approximate fair value as of December 31, 2001 and June 30, 2002 based upon debt terms available for companies under similar terms.

               Comprehensive  Income  (Loss)

               Comprehensive income (loss) consists of net income for the period and foreign currency translation adjustments.

               Foreign  Currency  Translation  and  Transactions

               Assets and liabilities of Enertec are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments, if material, are recorded as a component of comprehensive income (loss). Foreign currency transaction gains and losses are included in operations.

               Use  of  Estimates

               In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.












                                                                     PAGE F-11

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)



NOTE  2  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

               New  Accounting  Pronouncements

               In July 2001 the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141"). SFAS 141 requires the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. SFAS 141 further clarifies the criteria for recognition of intangible assets separately from goodwill.

               In July 2001 the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and indefinite lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with determinable useful lives will continue to be amortized. The Company adopted this Statement as of January 1, 2002 and management does not believe that this Statement will have a material impact on the financial statements.

               In June 2001 the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company will adopt this Statement effective January 1, 2003 and management does not believe that this Statement will have a material impact on the financial statements.

               In June 2002 the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," ("SFAS 146"). SFAS 146 is effective for exit and disposal activities that are initiated after December 31, 2002 and requires these costs to be recognized when the liability is incurred and not at project initiation. The Company does not expect this Statement to have a material impact on the financial statements.

               Management does not believe that recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.








                                                                     PAGE F-12

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)



NOTE  3  -     INVENTORY

               Inventory  consisted  of  the  following:


                                  December 31,   June 30,
                                      2001         2002
                                  -------------  ---------
                                                 (Unaudited)
                 Raw materials .  $         363  $     884
                 Finished goods.            748        595
                                  -------------  ---------

                                  $       1,111  $   1,479
                                  =============  =========



NOTE  4  -     PROPERTY  AND  EQUIPMENT

Property  and  equipment  consisted  of  the  following:




                            December 31,    June 30,
                                2001          2002
                           --------------  ----------
                                          (Unaudited)
Leasehold improvements. .  $          55   $      21
Machinery and equipment .             22          22
Furniture and fixtures. .            109          49
Transportation equipment.            144          76
Computer equipment. . . .             88          68
                           --------------  ----------
                                     418         236

Accumulated depreciation
 and amortization . . . .           (162)       (159)
                           --------------  ----------

                           $         256   $      77
                           ==============  ==========

NOTE  5  -     INVESTMENT, AT EQUITY

               As of January 1, 2002 Enertec, through a wholly owned subsidiary, established a 25% investment in Enertec Systems 2001 LTD ("Systems"). Systems is engaged in test equipment and simulators for electronic plants. This investment is being accounted for under the equity method. An officer and majority stockholder of the Company owns 27% of Systems.


                                                                     PAGE F-13

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)


NOTE  6  -     INCOME  TAXES

The  provision  for  income  taxes  consisted  of  the  following:


                   Year Ended    Six-Month Periods
                  December 31,    Ended June 30,
                 -------------  -----------------
                 2001   2000      2002   2001
                 -----  ------    -----  -----
(Unaudited)
Current
  Federal        $ -    $ -       $ -    $ -
  State            -      -         -      -
  Foreign         19     313       156     -
                 -----  ------    -----  -----
                  19     313       156     -
                 -----  ------    -----  -----

Deferred
  Federal .        -      -         -      -
  State . .        -      -         -      -
  Foreign .        -      (20)      -      -
                 -----  ------    -----  -----
                   -      (20)      -      -
                 -----  ------    -----  -----

                 $19    $293      $156   $  -
                 =====  ======    =====  =====


               Deferred tax assets are classified as current or non-current, according to the classification of the related asset or liability for financial reporting. The deferred tax asset consists of timing differences relating to severance payable. The Company has not recorded a valuation allowance as it is more likely than not that the timing differences will be utilized.

               The deferred income tax asset and income tax expense for all periods shown is a result of the operations of Enertec, which operates in the State of Israel.

NOTE  7  -     LONG-TERM  DEBT

               Long-term  debt  consisted  of  the  following:


                                       December 31,   June 30,
                                           2001         2002
                                       -------------  ---------
                                                     (Unaudited)
               Bank line of credit. .  $       1,421  $     873
               Term loan. . . . . . .            159        855
                                       -------------  ---------
               Total long-term debt .          1,580      1,728
               Less: current portion.          1,421        873
                                       -------------  ---------

                                       $         159  $     855
                                       =============  =========

                                                                     PAGE F-14

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)


NOTE  8  -     SEVERANCE  PAYABLE,  NET

               Severance payable represents amounts computed on employees' most recent salary and the number of years employed. The Company's liability is partially offset by amounts deposited to insurance policies, which are under the company's control.

NOTE  9  -     EQUITY  TRANSACTIONS

               During April 2002, the Company issued 4,750,000 shares of its common stock to Harry Mund in exchange for the transfer of 100% of the common stock of Enertec Electronics LTD. (See Note 1).

               On April 26, 2002 the Company issued 150,000, 200,000, and 100,000 shares of its common stock to Fairbain Trading S.A., Global Exploration Equities, Inc. and Foremost Securities Limited, respectively, in exchange for services provided in connection with the Company's corporate organization. The Company valued these shares at $.10 per share.

               On April 26, 2002 the Company issued 50,000 shares of its common stock to KGL Investments, Ltd., the beneficial owner of which is the partners of Kaplan Gottbetter & Levenson, council to the Company. The shares were issued for legal services and valued at $.10 per share.

NOTE  10  -    PRIVATE  PLACEMENT

               On June 4, 2002 the Company offered investors up to 233,000 shares of its common stock at a price of $.15 per share. As of June 30,2002 the Company recorded a subscription receivable for the issuance of these shares of common stock. As of September 30, 2002 the Company had collected the subscription receivable and issued all the common stock relating to this private placement.
















                                                                     PAGE F-15

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)


NOTE  11  -    COMMITMENTS  AND  CONTINGENCIES

               The Company has several supply agreements with various customers totaling approximately $3,800. The agreements are from one to two years in duration.

               Orckit Communications, a customer, has brought an action in the Tel Aviv District Court for an unspecified monetary amount against Gaia Converter, one of our suppliers, Alcyon Production System, a subcontractor of Gaia Converter, and our subsidiary, Enertec Electronics Limited, the sales representative, alleging that the DC converters supplied to it by Gaia Converter were defective and caused Orckit to replace the converters at a substantial financial expense. Management intends to defend this action vigorously and does not believe that it will have a material adverse impact on our business.

NOTE  12  -    SEGMENT  AND  GEOGRAPHIC  INFORMATION

               The Company operates in one business segment which includes the distribution of power supplies, converters and related power conversion products and the manufacture of automatic test equipment and simulators. The Company conducts operations primarily in Israel, which is the location of all of the Company's sales. Information about the Company's assets in different geographic locations as of December 31, 2001 and June 30, 2002 is shown below pursuant to the provisions of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."


                                    December 31,   June 30,
                                        2001         2002
                                    -------------  ---------
                                                   (Unaudited)
                  Total assets:
                    Israel . . . .  $       3,405  $   3,542
                    United States.              -         94
                                    -------------  ---------

                                    $       3,405  $   3,636
                                    =============  =========


                                                                     PAGE F-16

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)


NOTE  13  -     CONCENTRATIONS

               The Company had deposits with commercial financial institutions which, at times, may exceed the FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk. Cash held in Israel as of December 31, 2001 and June 30, 2002 was $ 86 and $ 145, respectively.

               As of December 31, 2001, the Company had two customers that accounted for approximately 20% of the accounts receivable. As of June 30, 2002 no customer accounted for more than 10% accounts receivable. During the years ended December 31, 2001 and 2000 approximately 85% and 50%, respectively, of the Company's sales were to three and two customers, respectively. For the six-month period ended June 30, 2002 approximately 42% of the Company's sales were to three customers. For the six-month period ended June 30, 2001 no customers accounted for more than 10% of the Company's sales.

NOTE  14  -     SUBSEQUENT  EVENTS

               Stock  Option  Plan

               The Company adopted a 2002 Stock Option Plan (the "Plan") during October 2002. The Plan provides for the granting of incentive stock options, non-statutory stock options and stock appreciation rights. The incentive stock options can be granted to all employees and officers of the Company or any subsidiary of the Company. The non-statutory stock options can be granted to all employees, non-employee directors, and consultants of the Company. The number of shares of common stock reserved for issuance under the Plan is 500,000, subject and adjustment in the event of a stock split, stock dividend, recapitalization or similar change in the Company's capital structure.

               The option price for shares issued as incentive stock options shall not be less than the fair market value of the Company's common stock at the date of grant unless the option is granted to an individual who, at the date of the grant, owns more than 10% of the total combined voting power of all classes of the Company's stock (the "Principal Stockholder"). Then the option price shall be at least 110% of the fair market value at the date the option is granted. The option price for shares issued under the non-statutory stock options shall be determined at the sole discretion of the Board of Directors, but may not be less than 85% of the fair market value of the Company's common stock at the date of grant.

                                                                     PAGE F-17

                    LAPIS TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (All information pertaining to the Six Month Periods
                   Ended June 30, 2002 and 2001 is Unaudited)
                      (In Thousands, Except Share Amounts)


NOTE  14  -     SUBSEQUENT  EVENTS  -  continued

               The Board of Directors may grant options with a reload feature ("Reload Options"). Option holders granted a Reload Option shall receive contemporaneously with the payment of the option price in shares of common stock a right to purchase that number of shares of the Company's common stock equal to the sum of (i) the number of shares of the Company's common stock used to exercise the option and (ii) with respect to non-statutory stock options the number of shares of the Company's common stock used to satisfy any tax withholding requirement incident to the exercise of such non-statutory stock options. The option price for Reload Options shall be the fair market value of a share of the Company's common stock at the date of grant. For Principal Stockholders the option price for Reload Options shall be 110% of the fair market value of a share of the Company's common stock at the date of grant. The Company has not issued any options under this plan.







                                                                     PAGE F-18

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

733,000  Shares

                            LAPIS TECHNOLOGIES, INC.

                                   PROSPECTUS

                                 _________, 2002

Until __________________, 2002 (__ days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Certificate of Incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
(i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

     The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against our directors and officers in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR
OTHERWISE,  WE  HAVE  BEEN  ADVISED  THAT  IN  THE OPINION OF THE SECURITIES AND
EXCHANGE COMMISSION THIS TYPE OF INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

CORPORATE  TAKEOVER  PROVISIONS

Section  203  of  the  Delaware  General  Corporation  Law

     We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law (Section 203). Under Section 203, certain business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested

                                                                     PAGE II-1
stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term business combination is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term interested stockholder is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered.




          SEC Registration Fee. . . . . .  $    11
          Printing and Engraving Expenses  $ 2,500
          Legal Fees. . . . . . . . . . .  $60,000
          Accounting Fees . . . . . . . .  $ 5,000
          Transfer Agent Fees . . . . . .  $ 2,000
          Miscellaneous Expenses. . . . .  $ 2,000

             TOTAL ESTIMATED EXPENSES . .  $71,511

All  such  expenses  will  be  borne  by  us.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On April 26, 2002, we issued 4,750,000 shares of our common stock to Harry Mund in exchange for his 99 shares of Enertec Electronics Limited, our wholly owned subsidiary, which is all of its issued and outstanding shares.

     On April 26, 2002, we issued 200,000 shares of our common stock to Global Exploration Equities Inc. in connection with our corporate organization. These shares were valued at $.10 a share.

     On April 26, 2002, we issued 150,000 of our common stock to Fairbain Trading S.A. in exchange for services provided by it in connection with our corporate organization. These shares were valued at $.10 a share.

     On April 26, 2002, we issued 100,000 shares of our common stock to Foremost Securities Limited in exchange for services provided by it in connection with our corporate organization. These shares were valued at $.10 a share.

                                                                     PAGE II-2

     On April 26, 2002 we issued 50,000 shares of our common stock to KGL Investments, Ltd., the shareholders of which are Adam S. Gottbetter, Steven Kaplan, and Paul Levenson. Mr. Gottbetter, Mr. Kaplan and Mr. Levenson are the partners of Kaplan Gottbetter & Levenson, LLP, counsel to the Company. This issuance was in consideration for non-legal services including business and financial consulting. These shares were valued at $.10 a share.

     During the period June, 2002 through September, 2002 we issued an aggregate of 233,000 shares to offshore persons at a price of $.15 per share or an aggregate of $34,950. The offering was made in compliance with Regulation S of the General Rule and Regulations under the Securities Act of 1933, as amended.

     All of the foregoing securities, expect for those sold pursuant to Regulations S, were sold under the exemption from registration provided by
Section 4(2) of the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.


ITEM  27.  EXHIBITS


EXHIBIT NO.  ITEM
-----------  ------------------------------------------------------------------------------------

 3.1 . . . .  Certificate of Incorporation of Enertec Electronics, Inc. filed January 31, 31, 2002

 3.2 . . . .  Certificate of Amendment of Enertec Electronics, Inc. filed April 23, 2002

 3.3 . . . .  Certificate of Amendment of Opal Technologies, Inc. filed October 17, 2002

 3.4 . . . .  By-Laws of Lapis Technologies, Inc.

 4.1 . . . .  Specimen Common Stock Certificate *

 5.1 . . . .  Opinion and Consent of Counsel

 10.1  . . .  Stock Option Plan of 2002

 21  . . . .  List of Subsidiaries

 23  . . . .  Consent of Gvilli & Co., independent certified public accountants



---------------------------
*  To  be  filed  by  amendment

                                                                     PAGE II-3

ITEM  28.  UNDERTAKINGS.

(a)     Rule  415  Offering.

The  undersigned  issuer  hereby  undertakes  that  it  will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)      Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

                                                                     PAGE II-4

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Kiriat Motzkin, Israel on 31st day of October, 2002.

                            LAPIS TECHNOLOGIES, INC.



                         By:  /s/  Harry  Mund
                              ----------------
                                Harry  Mund,
                                President  and  Chief  Executive  Officer


                         By:  /s/  Miron  Markovitz
                              ---------------------
                                 Miron  Markovitz
                                 Chief  Financial  Officer  and  Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in their respective capacities with National Pizza Corporation and on the dates indicated.





SIGNATURE            TITLE                                               DATE

/s/ Harry Mund       President, Chief Executive Officer, Secretary       October 31, 2002
-------------------  and Chairman of the Board of Directors
Harry Mund


/s/ Miron Markovitz  Chief Financial Officer and Director                October 31, 2002
-------------------
Miron Markovitz

                            LAPIS TECHNOLOGIES, INC.

                                  EXHIBIT INDEX

EXHIBIT NO.. . . . . . .  ITEM

3.1. . . . . . . . . . .  Certificate of Incorporation of Enertec Electronics, Inc. filed on January 31, 2002

3.2. . . . . . . . . . .  Certificate of Amendment of Enertec Electronics, Inc. filed on April 23, 2002

3.3. . . . . . . . . . .  Certificate of Amendment of Opal Technologies, Inc. filed October 17, 2002

3.4. . . . . . . . . . .  By-Laws of Lapis Technologies, Inc.

4.1. . . . . . . . . . .  Specimen Common Stock Certificate *

5.1. . . . . . . . . . .  Opinion and Consent of Counsel

10.1 . . . . . . . . . .  Stock Option Plan of 2002

21 . . . . . . . . . . .  List of Subsidiaries

23 . . . . . . . . . . .  Consent of Gvilli & Co., independent certified public accountants

_________________________

*  To  be  filed  by  amendment.

                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ENERTEC ELECTRONICS, INC.

     The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                   ARTICLE  I
                               NAME OF CORPORATION

The  name  of  the corporation is ENERTEC ELECTRONICS, INC. (the "Corporation").

                                   ARTICLE  II
                                REGISTERED OFFICE

     The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is National Corporate Research, Ltd.

                                  ARTICLE  III
                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE  IV
                                AUTHORIZED STOCK

     The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be one hundred five million (105,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.001 per share (the "Common Stock") and five million (5,000,000) shares shall be preferred stock, par value $0.001 per share (the "Preferred
Stock").  All  of  the  shares  of  Common  Stock  shall  be  of  one  class.

     The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested

                                                                     PAGE E-1
in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

     The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

     the distinctive designation of such class or series and the number of shares to constitute such class or series;

     the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

     the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

     the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

     voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

     limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

     such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are

                                                                     PAGE E-2
not inconsistent with the law and the provisions of this Certificate of Incorporation.

                                   ARTICLE  V
                                  INCORPORATOR

     The incorporator of the Corporation is Kaplan Gottbetter & Levenson, LLP, having a mailing address of 630 Third Avenue, 5th Floor, New York, New York 10017.

                                   ARTICLE  VI
                              ELECTION OF DIRECTORS

     The election of directors of the Corporation need not be by written ballot unless otherwise required by the by-laws of the Corporation.

                                  ARTICLE  VII
                                     BY-LAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law, whether adopted by them or otherwise.

                                  ARTICLE  VIII
                               NUMBER OF DIRECTORS

     The number of directors that constitutes the entire Board of Directors of the Corporation shall be as specified in the by-laws of the Corporation.

                                   ARTICLE  IX
                            MEETINGS OF STOCKHOLDERS

     Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provisions of applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation.

                                   ARTICLE  X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

     The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other

                                                                     PAGE E-3
person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.

     No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

     Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                   ARTICLE  XI
                            COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation as the case may be, and also on this Corporation.

                                                                     PAGE E-4

                                  ARTICLE  XII
             AMENDMENT OF PROVISIONS OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinbefore named, hereby signs this certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware this 31st day of January, 2002.

                         KAPLAN  GOTTBETTER  &  LEVENSON,  LLP,
                         Sole  Incorporator



                         By:  /s/  Adam  S.  Gottbetter
                            ---------------------------
                              Adam  S.  Gottbetter,  Member

                                                                     PAGE E-5

                                                                     EXHIBIT 3.2

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL

                                       OF

                            ENERTEC ELECTRONICS, INC.


          It  is  hereby  certified  that:

          1. The name of the corporation (hereinafter called the "corporation") is Enertec Electronics, Inc.

          2.  The corporation has not received any payment for any of its stock.

          3. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article I:

                                    "ARTICLE I
                              NAME OF CORPORATION

     The  name  of  the  corporation  is  OPAL  TECHNOLOGIES,  INC.  (the
"Corporation")."

          4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.


Signed  on  April  23,  2002

                         KAPLAN  GOTTBETTER  &  LEVENSON,  LLP,
                         Sole  Incorporator


                         By:  /s/  Adam  S.  Gottbetter
                              -------------------------
                                Adam  S.  Gottbetter,  Member

                                                                     PAGE E-6

                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             OPAL TECHNOLOGIES, INC.


It  is  hereby  certified  that:

          1. The name of the corporation (hereinafter called the "corporation") is Opal Technologies, Inc.


          2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST: The name of the corporation (hereinafter called the "corporation") is Lapis Technologies, Inc."


          3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed  on  October  3,  2002.


                              /s/  Harry  Mund
                              ----------------
                              Harry  Mund,  President  and  CEO


                                                                     PAGE E-7

                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                            LAPIS TECHNOLOGIES, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1.     Registered Office.  The registered office of the Corporation
     ---------      -----------------
shall be located at 615 South DuPont Highway, Dover, Delaware 19901, County of Kent, or at such other place as the Board of Directors shall determine from time to time.

     Section  2.     Other  Offices.  The  principal  office  of the Corporation
     ----------      --------------
shall be located at such place as the Board of Directors may specify from time to time. The Corporation may have such other offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section  1.     Place  of  Meeting.  Meetings  of  the  stockholders of the
     ----------      ------------------
Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation required to be maintained pursuant to Article I, Section 2 hereof.

     Section 2.     Annual Meetings.  The annual meeting of the stockholders for
     ---------      ---------------
the year 2002 shall be held at such time as may be designated by the Board of Directors; and thereafter the annual meeting of the stockholders shall be held on the 15th day of April at 10:00 a.m. of each year, commencing in the year 2003, if not a legal holiday, and if such is a legal holiday, then on the next following day not a legal holiday, at such time and place as the Board of Directors shall determine, at which time the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of stockholders to be held on such other date in any year as they shall determine to be in the best interest of the Corporation, and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

     Section 3.     Special Meetings.  Special meetings of the stockholders, for
     ---------      ----------------
any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the President, Secretary or the Chairman of the Board of Directors, if any. The President or Secretary shall call a special meeting when: (1) requested in writing by any two or more of the directors, or one director if only one director is then in office; or (2) requested in writing by stockholders owning a majority of the shares entitled to

                                                                     PAGE E-8
vote. Such written request shall state the purpose or purposes to the proposed meeting.

     Section  4.     Notice.  Except  as  otherwise  required  by statute or the
     ----------      ------
Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. Notice of any meeting of stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who, in person or by his authorized attorney, either before or after such meeting, shall waive such notice in writing. Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken, unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set.

     Section  5.     Proxies.  A stockholder may attend, represent, and vote his
     ----------      -------
shares at any meeting in person, or be represented and have his shares voted for by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy. Each proxy shall be revocable unless otherwise expressly provided in the proxy or unless otherwise made irrevocable by law.

     Section  6.     Quorum.  The  holders  of  a  majority of the stock issued,
     ----------      ------
outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

     Section  7.     Voting of Shares.  Each outstanding share of voting capital
     ----------      ----------------
stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Certificate of Incorporation. The vote by the holders of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the Certificate of Incorporation, or by these Bylaws; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                                                                     PAGE E-9

     Section  8.     Action  Without  Meeting.
     ----------      ------------------------

     A. Any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that a written consent to elect directors, if such consent is less than unanimous, may be in lieu of the holding of an annual meeting of stockholders only if all of the directorships to which directors could be elected at such annual meeting are vacant and are filled by such action.

     B. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to in such consent unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required in these Bylaws, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     C. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by the stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

     Section  9.     Fixing  of  Record  Date.  For  the purposes of determining
     ----------      ------------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record

                                                                     PAGE E-10
date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided by law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 10.     List of Stockholders.  The Secretary shall prepare, or have
     ----------      --------------------
prepared, and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1.     General Powers.  The business and affairs of the Corporation
     ---------      --------------
shall be managed by the Board of Directors, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws.

     Section  2.     Number,  Term  and  Qualifications.  The Board of Directors
     ----------      ----------------------------------
shall consist of not less than one or more than ten members, the exact number to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders or residents of the State of Delaware. Each Director shall hold office for the term for which he is appointed or elected and until his successor, if any, shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder.

                                                                     PAGE E-11

     Section  3.     Removal.  At  a  special meeting of the stockholders called
     ----------      -------
for the purpose in the manner provided in these Bylaws, subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office, with or without cause, by the holders of a majority of the outstanding shares entitled to vote at an election of directors.

     Section  4.     Resignation.  Any director of the Corporation may resign at
     ----------      -----------
any time by giving written notice to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in such notice. The acceptance of such resignation shall not be necessary to make it effective.

     Section  5.     Vacancies.  Any  vacancy  in  the  Corporation's  Board  of
     ----------      ---------
Directors may be filled by the vote of a majority of the remaining directors then in office, though less than a quorum. Any vacancy created by an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of stockholders called for that purpose. The stockholders may elect a director at any time to fill a vacancy not filled by the directors.

     Section  6.     Compensation.   The  Board  of  Directors  may  cause  the
     ----------      ------------
Corporation to compensate directors for their services as directors and may provide for payment by the Corporation of all expenses incurred by directors in attending regular and special meetings of the Board.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

     Section 1.     Annual and Regular Meetings.  A regular meeting of the Board
     ---------      ---------------------------
of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, for the holding of additional regular meetings.

     Section  2.     Special  Meetings.  Special  meetings  of  the  Board  of
     ----------      -----------------
Directors may be called by or at the request of the Chairman of the Board, the President or any two or more directors, or one director if only one director is then in office. Such meetings may be held at the time and place designated in the notice of the meeting.

     Section  3.     Notice  of  Meetings.
     ----------      --------------------


     A. Regular meetings of the Board of Directors may be held without notice. Written notice of the time and place of all special meetings of the Board of Directors shall be given at least twenty-four (24) hours before the meeting and not more than thirty (30) days prior to the meeting; such notice need not specify the purpose for which the meeting is called. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance at such meeting, except when the director attends the meeting for the express purposes of objecting, at the

                                                                     PAGE E-12
beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     B. The transaction of all business at any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or consent unless so required by the Certificate of Incorporation or these Bylaws. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

     Section  4.     Quorum.  At  all  meetings  of  the Board of Directors, the
     ----------      ------
presence of a majority of the directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present at any meeting may adjourn from time to time until a quorum is constituted. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

     Section  5.     Manner  of  Acting.  Except  as  otherwise provided by law,
     ----------      ------------------
these Bylaws or the Certificate of Incorporation of the Corporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section  6.     Action Without Meeting.  Unless otherwise restricted by the
     ----------      ----------------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all member of the Board of Directors consent in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section  7.     Telephonic Meetings.  Members of the Board of Directors may
     ----------      -------------------
participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                    ARTICLE V
                             COMMITTEES OF THE BOARD

     Section  1.     Creation.  The Board of Directors may designate two or more
     ----------      --------
directors to constitute an Executive Committee or other committees, each of which, to the extent authorized by law and provided in the resolution shall have and may exercise all of the authority delegated to the Executive Committee or other committee by the Board of Directors in the management of the Corporation, except as set forth in Section 6 of this Article V.

     Section 2.     Vacancy.  Any vacancy occurring on an Executive Committee or
     ---------      -------
other  committee  shall  be  filled  by  the  Board  of  Directors.

                                                                     PAGE E-13

     Section  3.     Removal.  Any  member  of  an  Executive Committee or other
     ----------      -------
committee may be removed at any time, with or without cause, by the Board of Directors.

     Section  4.     Minutes.  The  Executive Committee or other committee shall
     ----------      -------
keep regular minutes of its proceedings and report the same to the Board when requested.

     Section  5.     Responsibility  of  Directors.  The  designation  of  an
     ----------      -----------------------------
Executive Committee or other committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors or any member thereof, of any responsibility or liability imposed upon it or him by law.

     Section 6.     Restrictions on Committees.  Neither the Executive Committee
     ---------      --------------------------
nor any other committee shall have the authority to: (a) approve or adopt or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval; (b) adopt, amend or repeal Bylaws; (c) amend the Certificate of Incorporation; (d) authorize distributions; (e) fill vacancies on the Board of Directors or on any of its committees; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; (i) fix compensation of the directors for serving on the Board or on any committee; or (j) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

                                   ARTICLE VI
                                    OFFICERS

     Section  1.     Offices.  The Board of Directors shall elect a President or
     ----------      -------
a Vice President and a Secretary or Assistant Secretary, and may elect or appoint a chief executive officer, one or more vice presidents, one or more assistant secretaries, a treasurer or chief financial officer, and other or additional officers as in its opinion are desirable for conduct of the business of the Corporation. The Board of Directors may elect from its own membership a Chairman of the Board. The Board of Directors may by resolution empower any officer or officers of the Corporation to appoint from time to time such vice presidents and other or additional officers as in the opinion of the officer(s) so empowered by the Board are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person.

     Section  2.     Election  and  Term.  Each officer of the Corporation shall
     ----------      -------------------
hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his death, resignation or removal pursuant to these Bylaws. Elections by the Board of Directors may be held at any regular or special meeting of the Board.

     Section  3.     Removal.  Any  officer elected by the Board may be removed,
     ----------      -------
either with or without cause, by a vote of the Board of Directors. Any officer appointed by another officer or officers may be removed, either with or without cause, by either a vote of the Board of Directors or by the officer or officers

                                                                     PAGE E-14
given the power to appoint that officer. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

     Section  4.     Resignations.  Any officer may resign at any time by giving
     ----------      ------------
written notice to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect upon receipt of the notice.

     Section  5.     Vacancies.  A  vacancy  in  any  office  because  of death,
     ----------      ---------
resignation, removal, disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular appointment or elections to such offices.

     Section  6.     Compensation.  The  compensation  of  all  officers  of the
     ----------      ------------
Corporation shall be fixed by the Board of Directors, except that the Board may delegate to any officer who has been given the power to appoint subordinate officers, the authority to fix the salaries of such appointed officers. No officer shall be prevented from receiving a salary as an officer by reason of the fact that the officer is also a member of the Board of Directors.

     Section  7.     Chairman  of  the  Board.  The  Chairman  of  the  Board of
     ----------      ------------------------
Directors, if elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

     Section  8.     Chief  Executive  Officer.  The Chief Executive Officer, if
     ----------      -------------------------
elected, shall be the principal executive officer of the Corporation and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. The Chief Executive Officer shall be subject to the control and direction of the Board of Directors, and shall supervise and control the management of the Corporation.

     Section  9.     President.  If  no  Chief Executive Officer is elected, the
     ----------      ---------
President shall be the principal executive officer of the Corporation, and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer. The President shall be subject to the control and direction of the Board of Directors, and in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer from time to time.

     Section  10.     Vice  Presidents.  In  the  absence  or  disability of the
     -----------      ----------------
President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice President shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

     Section  11.     Secretary  and  Assistant  Secretary.  The Secretary shall
     -----------      ------------------------------------
attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings of such meetings in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors

                                                                     PAGE E-15
requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     Section  12.     Chief  Financial  Officer  or  Treasurer  and  Assistant
     -----------      --------------------------------------------------------
Treasurer. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to his officer and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     Section  14.     Duties  of  Officers  May  Be  Delegated.  In  case of the
     -----------      ----------------------------------------
absence of any officer of the Corporation or for any other reason that the Board
     -
may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs in such delegation.

     Section  15.     Bonds.  The Board of Directors may, by resolution, require
     -----------      -----
any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient securities, conditioned on faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VII
                                  CAPITAL STOCK

     Section  1.     Certificates.  The  interest  of  each stockholder shall be
     ----------      ------------
evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holders name, the number of shares and class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Delaware, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer and shall be sealed with the seal of the Corporation.

                                                                     PAGE E-16

     Section 2.     Transfer of Shares.  Transfer of shares shall be made on the
     ---------      ------------------
stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

     Section  3.     Lost  or  Destroyed  Certificates.  A  new  certificate  or
     ----------      ---------------------------------
certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give to the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section  4.     Holder  of  Record.  The  Corporation  shall be entitled to
     ----------      ------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section  1.     Distributions  to Stockholders.  The Board of Directors may
     ----------      ------------------------------
from time to time authorize, and the Corporation may make, distributions to its stockholders (including, without limitation, dividends and distributions involving acquisition of the Corporation's shares) in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Certificate of Incorporation.

     Section  2.     Seal.  The seal of the Corporation shall be in such form as
     ----------      ----
the  Board  of  Directors  may  from  time  to  time  determine.

     Section 3.     Depositories and Checks.  All funds of the Corporation shall
     ---------      -----------------------
be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

     Section 4. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or defined to specific instances.

     Section  5.     Fiscal  Year.  The  fiscal year of the Corporation shall be
     ----------      ------------
fixed  by  the  Board  of  Directors.

                                                                     PAGE E-17

     Section 6.     Contracts.  The Board of Directors may authorize any officer
     ---------      ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

                                   ARTICLE IX
                                   AMENDMENTS

     Except as otherwise provided herein, in the Certificate of Incorporation or in the Delaware General Corporation Law, these Bylaws (including this Article
IX) may be amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors. The Board of Directors shall have no power to amend or repeal any Bylaw, or to adopt any new Bylaw, which in either case has the effect of: (1) requiring the presence of more votes for a quorum of any voting group of stockholders than is required by law; (2) requiring more affirmative votes to constitute action on a particular matter by any voting group of stockholders than are required by law; (3) changing the size of the Board of Directors from a fixed number to a variable-range or vice versa, changing the range of a variable-range size board, or expanding the authority of the Board of Directors to otherwise increase, decrease or fix the number of directors; (4) classifying and staggering the election of directors; or (5) expanding the right(s) of directors to indemnification from the Corporation beyond the indemnification authorized or mandated under the Delaware General Corporation Law.

     No Bylaws adopted, amended or repealed by the stockholders may be readopted, amended or repealed by the Board of Directors unless the Certificate of Incorporation or a Bylaw adopted by the stockholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

                                    ARTICLE X
                                 INDEMNIFICATION

     Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

     To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or

                                                                     PAGE E-18
officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

     If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

     Notwithstanding the foregoing provisions, the Corporation shall indemnify or agree to indemnify any person against liability or litigation expense he may incur if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his action was unlawful.

     The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the stockholders of the Corporation.

     Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

     Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this Article X shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

                                                                     PAGE E-19

                                                                     EXHIBIT 5.1

                [LETTERHEAD OF KAPLAN GOTTBETTER & LEVENSON, LLP]


October  30,  2002

Lapis  Technologies,  Inc.
19  W.  34th  Street,  Suite  1008
New  York,  NY,  10001

Re:     Lapis  Technologies,  Inc.
        Registration  Statement  on  Form  SB-2
        for  733,000  Shares  of  Common  Stock

     At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Lapis Technologies, Inc., a
Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about October 30, 2002, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 733,000 shares of the Company's Common Stock, all of which are presently issued and outstanding (the "Shares"). All of the Shares will be sold or distributed by selling security holders (the "Selling Security Holders").

     In  rendering  this  opinion,  we  have  examined  the  following:

     - the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     -  the  minutes  of   meetings  and  actions  by  written  consent  of  the
        stockholders and Board of Directors that are contained in the Company's minute books; and

     - the Company's stock transfer ledger stating the number of the Company's issued and outstanding shares of capital stock as of October 30, 2002.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

                                                                     PAGE E-20

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. Our opinion is limited in all cases to matters arising under the general corporate law of Delaware.

     Based upon the foregoing, it is our opinion that the Shares to be sold or distributed by the Selling Security Holders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very  truly  yours,

KAPLAN  GOTTBETTER  &  LEVENSON,  LLP

/s/  KAPLAN  GOTTBETTER  &  LEVENSON,  LLP
------------------------------------------

                                                                     PAGE E-21

                                                                    EXHIBIT 10.1

                            LAPIS TECHNOLOGIES, INC.

                             2002 STOCK OPTION PLAN

                            ADOPTED OCTOBER 16, 2002

     1.     PURPOSE OF THE PLAN.  The Lapis Technologies, Inc. 2002 Stock Option
            -------------------
Plan  (the  "Plan")  is  intended to advance the interests of Lapis Technologies
Inc. (the "Company") by inducing individuals, and eligible entities (as hereinafter provided) of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, the Company, by encouraging and enabling eligible employees, non-employee Directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee Directors, consultants and advisors with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options", which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options" (as hereinafter defined) to employees, non-employee Directors, consultants and advisors.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors
        --------------
of the Company (the "Board of Directors") or by a committee (the "Committee") chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

     3.  SHARES  SUBJECT TO THE PLAN. The stock subject to Options granted under
         ----------------------------
the Plan shall be shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), whether authorized but unissued or held in the Company's treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares, plus such number of Common Stock shares issuable upon the exercise of Reload Options (as hereinafter defined) granted under the Plan, subject to adjustment in accordance with the provisions of
Section 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the un-purchased shares subject thereto shall again be available for Options under the Plan.

     4.  PARTICIPATION. The class of individual or entity that shall be eligible
         -------------
to receive Options under the Plan shall be (a) with respect to Incentive Stock Options described in Section 6 hereof, all employees (including officers) of either the Company or any subsidiary corporation of the Company, and (b) with

                                                                     PAGE E-22
respect to Nonstatutory Stock Options described in Section 7 hereof, all employees (including officers) and non-employee Directors of, or consultants and advisors to, either the Company or any subsidiary corporation of the Company; provided, however, that Nonstatutory Stock Options shall not be granted to any such consultants and advisors unless (i) bona fide services have been or are to
                                          ---- ----
be rendered by such consultant or advisor and (ii) such services are not in connection with the offer or sale of securities in a capital raising transaction. For purposes of the Plan, for an entity to be an eligible entity, it must be included in the definition of "employee" for purposes of a Form S-8 Registration Statement filed under the Securities Act of 1933, as amended (the
"Act"). The Board of Directors or the Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees and non-employee Directors of, and the consultants and advisors to, the Company and its subsidiary corporations to whom Options shall be granted, and the number of shares to be covered by each Option, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Board of Directors or the Committee may deem relevant.

     5.     STOCK OPTION AGREEMENT.  Each Option granted under the Plan shall be
            ----------------------
authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the individual or entity to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable, the option price per share thereof, and such other terms and provisions not inconsistent with this Plan.

     6.     INCENTIVE  STOCK  OPTIONS.  The Board of  Directors or the Committee
            -------------------------
may grant Options under the Plan, which Options are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code (referred to herein as an "Incentive Stock Option"):

     (a) No Incentive Stock Option shall be granted to individuals other than employees of the Company or of a subsidiary corporation of the Company.

     (b) Each Incentive Stock Option under the Plan must be granted prior to the date which is ten (10) years from the date the Plan initially was adopted by the Board of Directors of the Company.

     (c) The option price of the shares of Common Stock subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (a "Principal Stockholder"), the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the

                                                                     PAGE E-23
time  the  Incentive  Stock  Option  is  granted.

     (d) No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to a Principal Stockholder, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 12 hereof.

     (e) For purposes of determining stock ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

     (f) For purposes of the Plan, and except as otherwise provided herein, fair market value shall be determined by the Board of Directors or the Committee. If the Common Stock is listed on a national securities exchange or traded on the over-the-counter market, fair market value shall be the closing selling price or, if not available, the closing bid price or, if not available, the high bid price of the Common Stock quoted on such exchange, or on the over-the-counter market as reported by The Nasdaq Stock Market ("Nasdaq") or if the Common Stock is not listed on Nasdaq, then by the National Quotation Bureau, Incorporated, as the case may be, on the day immediately preceding the day on which the Option is granted or exercised, as the case may be, or, if there is no selling or bid price on that day, the closing selling price, closing bid price or high bid price on the most recent day which precedes that day and for which such prices are available.

     7.     NONSTATUTORY STOCK OPTIONS.  The Board of Directors or the Committee
            --------------------------
may grant Options under the Plan which are not intended to meet the requirements of Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Options"). Nonstatutory Stock Options which are not intended to meet those requirements shall be subject to the following terms and conditions:

     (a) A Nonstatutory Stock Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to Section 4(b) hereof.

     (b) The option price of the shares of Common Stock subject to a Nonstatutory Stock Option shall be determined by the Board of Directors or the Committee, in its sole discretion, at the time of the grant of the Nonstatutory Stock Option; provided, however, the option price shall not be less than 85% of the fair market value of a share of Common Stock on the date of grant. For purposes of this Section 7(b), fair market value shall mean, if the Common Stock is publicly traded, the closing trading price on the day preceding the date of the grant.

     (c) A Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Board of Directors or the Committee
(subject  to  earlier  termination  as expressly provided in Section 11 hereof).

                                                                     PAGE E-24

     8.     RELOAD  FEATURE.  The  Board of Directors or the Committee may grant
            ---------------
Options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 13(b)(ii)). The Stock Option Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the option price in shares of Common Stock, a reload stock option (the "Reload Option") to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock used to exercise the Option, and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option. The terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following exceptions: (i) the option price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a Principal Stockholder, shall be one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date of grant of the Reload Option and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a Principal Stockholder or is a Nonstatutory Stock Option, shall be the fair market value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option. The Reload Option shall be evidenced by an appropriate amendment to the Stock Option Agreement for the Option which gave rise to the Reload Option. In the event the exercise price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

     9.  RIGHTS  OF  OPTION  HOLDERS. The holder of any Option granted under the
         ---------------------------
Plan shall have none of the rights of a stockholder with respect to the stock covered by his Option until such stock shall be transferred to him upon the exercise of his Option.

     10.     ALTERNATE  STOCK  APPRECIATION  RIGHTS.
             --------------------------------------

     (a) Concurrently with, or subsequent to, the award of any Option to purchase one or more shares of Common Stock, the Board of Directors or the Committee may, in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Board of Directors or the Committee may prescribe, award to the optionee with respect to each share of Common Stock covered by an Option ("Related Option"), a related alternate stock appreciation right ("SAR"), permitting the optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. An SAR granted with respect to an Incentive Stock Option must be granted together with the Related
Option. An SAR granted with respect to a Nonstatutory Stock Option may be granted together with, or subsequent to, the grant of such Related Option.

     (b) Each SAR granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by an SAR Agreement which shall be executed by the Company and by the individual or entity to whom such SAR is granted. The SAR Agreement shall specify the period during which the SAR

                                                                     PAGE E-25
is exercisable, and such other terms and provisions not inconsistent with the Plan.

     (c) An SAR may be exercised only if and to the extent that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of an SAR has a current right to exercise, the SAR may be exercised from time to time by delivery by the holder thereof to the Company at its principal office (attention: Secretary) of a written notice of the number of shares with respect to which it is being exercised. Such notice shall be accompanied by the agreements evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR Agreement and the Related Option
Agreement the number of shares which have been exercised thereunder and the number of shares that remain exercisable under the SAR and the Related Option and return such SAR and Related Option to the holder thereof.

     (d) The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to one hundred percent (100%) of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the exercise price per share of the Related Option; provided, however, the Company may, in its sole discretion, withhold from any such cash payment any amount necessary to satisfy the Company's obligation for withholding taxes with respect to such payment.

     (e) The amount payable by the Company to an optionee upon exercise of an SAR may, in the sole determination of the Company, be paid in shares of Common Stock, cash or a combination thereof, as set forth in the SAR Agreement. In the case of a payment in shares, the number of shares of Common Stock to be paid to an optionee upon such optionee's exercise of an SAR shall be determined by dividing the amount of payment determined pursuant to Section 10(d) hereof by the fair market value of a share of Common Stock on the exercise date of such SAR. For purposes of the Plan, the exercise date of an SAR shall be the date the Company receives written notification from the optionee of the exercise of the SAR in accordance with the provisions of Section 10(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the optionee the amount of cash due such optionee or a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified herein.

     (f) SARs shall terminate or expire upon the same conditions and in the same manner as the Related Options, and as set forth in Section 12 hereof.

     (g) The exercise of any SAR shall cancel and terminate the right to purchase an equal number of shares covered by the Related Option.

     (h) Upon the exercise or termination of any Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock as to which the Related Option was exercised or terminated.

                                                                     PAGE E-26

     (i) An SAR granted pursuant to the Plan shall be exercisable only by the optionee hereof during the optionee's lifetime and, subject to the provisions of
Section  10(f)  hereof.

     (j) An SAR granted pursuant to the Plan shall not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any SAR or of any rights granted thereunder contrary to the foregoing provisions of this Section 10(j), or the levy of any attachment or similar process upon an SAR or such rights, shall be null and void.

     11.     TRANSFERABILITY.  No  Option  granted  under  the  Plan  shall  be
             ---------------
transferable by the individual or entity to whom it was granted otherwise than by will or the laws of descent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

     12.     TERMINATION  OF  EMPLOYMENT  OR  DEATH.
             --------------------------------------

     (a) Subject to the terms of the Stock Option Agreement, if the employment of an employee by, or the services of a non-employee Director for, or consultant or advisor to, the Company or a subsidiary corporation of the Company shall be terminated for cause or voluntarily by the employee, non-employee Director, consultant or advisor, then his or its Option shall expire forthwith. Subject to the terms of the Stock Option Agreement, and except as provided in subsections (b) and (c) of this Section 12, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 12. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subsection (a), an employee, non-employee Director, consultant or advisor who leaves the employ or services of the Company to become an employee or non-employee Director of, or a consultant or advisor to, a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization or the like shall not be considered to have terminated his employment or services.

     (b) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee Director for or a consultant or advisor to, the Company or a subsidiary corporation of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or non-employee Director, consultant or advisor, or for cause, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised by the estate of the employee or non-employee Director, consultant or advisor, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director, consultant or advisor at any time within one (1) year after such death.

                                                                     PAGE E-27

     (c) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee Director for or consultant or advisor to, the Company or a subsidiary corporation of the Company, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised at any time within one (1) year after his termination of employment, termination of Directorship or termination of consulting or advisory services, as the case may be, due to the disability.

     (d) An Option may not be exercised pursuant to this Section 12 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

     (e) For purposes of this Section 12, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

     13.     EXERCISE  OF  OPTIONS.
             ---------------------

     (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Options granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ or service of, or continue to provide consulting or advisory services to, the Company or a subsidiary corporation of the Company for such period or periods from the date of grant of the Option as the Board of Directors or the Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds one hundred thousand dollars ($100,000), the Board of Directors or the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

                                                                     PAGE E-28

     (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied, or followed within ten (10) days of delivery thereof, by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of (i) his check payable to the order of the Company, (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise, (iii) by "cash-less" exercise, if cash-less exercise is otherwise permitted by the Stock Option Agreement, or (iv) by the holder's delivery of any combination of the foregoing (i), (ii) and (iii).

     14.     ADJUSTMENT  UPON  CHANGE  IN  CAPITALIZATION.
             --------------------------------------------

     (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan, in the number of shares and option price per share subject to outstanding Options, and in any limitation on exerciseability referred to in Section 13(a)(ii) hereof which is set forth in outstanding Incentive Stock Options. If the Company shall be reorganized, consolidated, or merged with another corporation, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board of Directors or the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from being disqualified as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

     (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     15.     FURTHER  CONDITIONS  OF  EXERCISE.
             ---------------------------------

     (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Act, the notice of exercise shall be accompanied by a representation or agreement of the person or estate exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

                                                                     PAGE E-29

     (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange or market on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

     16.     EFFECTIVENESS  OF THE PLAN.  The Plan shall become operative and in
             --------------------------
effect on such date as shall be fixed by the Board of Directors of the Company in its sole discretion following approval by vote of the holders of the outstanding voting common shares of the Company.

     17.     TERMINATION,  MODIFICATION  AND  AMENDMENT.
             ------------------------------------------

     (a) The Plan (but not the Options or SARs granted pursuant to the Plan) shall terminate on a date within ten (10) years from the date of its adoption by the Board of Directors of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

     (b) The Plan may from time to time be terminated, modified, or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present at a meeting of shareholders and entitled to vote thereon (or, in the case of action by written consent, a majority of the outstanding shares of capital stock of the Company entitled to vote thereon).

     (c) The Board of Directors may at any time, on or before the termination date referred to in Section 17(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present at a meeting of shareholders and entitled to vote thereon (or, in the case of action by written consent, a majority of the outstanding shares of capital stock of the Company entitled to vote thereon), increase (except as otherwise provided by Section 14 hereof) the maximum number of shares as to which Incentive Stock Options may be granted hereunder, change the designation of the employees or class of employees eligible to receive
Incentive Stock Options, or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from disqualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

     (d) No termination, modification, or amendment of the Plan may, without the consent of the individual or entity to whom any Option shall have been granted, adversely affect the rights conferred by such Option.

     18.     NOT  A CONTRACT OF EMPLOYMENT.  Nothing contained in the Plan or in
             -----------------------------
any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

                                                                     PAGE E-30

     19.  USE  OF  PROCEEDS.  The  proceeds  from the sale of shares pursuant to
          -----------------
Options  granted  under  the Plan shall constitute general funds of the Company.

     20. INDEMNIFICATION OF BOARD OF DIRECTORS OR COMMITTEE. In addition to such
         --------------------------------------------------
other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

     21.  DEFINITIONS.  For purposes of the Plan, the terms "parent corporation"
          -----------
and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

     22. GOVERNING LAW. The Plan shall be governed by, and all questions arising
         -------------
hereunder shall be determined in accordance with, the laws of the State of Delaware.

                                                                     PAGE E-31

                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

     Lapis  Technologies,  Inc.  has  one  wholly-owned  subsidiary,  Enertec
Electronics  Limited,  an  Israeli  corporation  formed  on  December  31, 1991.



                                                                     PAGE E-32

                                                                    EXHIBIT 23.1
                          [LETTERHEAD OF GVILLI & CO.]



                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in this Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated April 29, 2002 relating to the audited financial statements of Lapis Technologies, Inc. And Subsidiary as of December 31, 2001 and for the two years ended December 31, 2001 which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.

/s/  Gvilli  &  Co.
-------------------
Gvilli  &  Co.

Tel  Aviv,  Israel
October  30,  2002



                                                                     PAGE E-33